Exhibit 4.109

Agreement No. CU12-1001-2012-001580

Whole Network Value-Added Service SP Cooperation Agreement

of

China Unicom

Master Agreement No.: _______

Party A: China Unicom

Party B: Beijing AirInbox Information Technologies Co., Ltd

Date: November 1, 2012

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Contents

Recitals
Chapter 1	Whereas	4
Chapter 2	Basic Definitions	5
Chapter 3	Business Mode	5
Chapter 4	Rights and Obligations of the Two Parties	6
Chapter 5	Management Mechanism	9
Chapter 6	Work Interface and Maintenance	12
Chapter 7	Credit Evaluation	14
Chapter 8	Complaints and Breach Punishment	15
Chapter 9	Customer Services	25
Chapter 10	Charging, Settlement and fee collection	27
Chapter 11	Intellectual Property	33
Chapter 12	Change to or Termination of Agreement	34
Chapter 13	Confidentiality	35
Chapter 14	Force Majeure	36
Chapter 15	Governing Law and Dispute Resolution	37
Chapter 16	Miscellaneous	37

Appendix 1 Definitions

Appendix 2 List of Breaching Acts and Breach Punishment

Appendix 3 Allocation Ratio List

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Recitals

1.	This Agreement is made and entered into by the following two parties in Beijing on [November 1, 2012]:

China Unicom(hereinafter referred to as "Party A") is a company organized and existing under the laws of the People's Republic of China, having its address at [No.21 Jinrong Street, Xicheng District, Beijing, China] and with [Chang Xiaobing]as its legal representative;

Beijing AirInbox Information Technologies Co., Ltd (hereinafter referred to as "Party B") is a business entity organized and existing under the laws of the People's Republic of China, having its address at [F33, Tengda Plaza, No.168, Xizhimenwai Ave, Haidian District, Beijing] and with [Jia Tao] as its legal representative.

2.	Applicable scope: For the sake of convenience, this Agreement consists of its main body ("Main Body") and appendixes ("Appendix(es)"), which constitute an integral part of this Agreement.

3.	The Main Body, Appendixes and their supplement and amendment of this Agreement shall be provided by Party A, which will take effect in accordance with the conditions and procedures as agreed in this Agreement based on consultations by Party A and Party B.

4.	If Party A and Party B conduct any other value-added services in the future other than those under this Agreement ("hereinafter referred to as New Value-Added Services"), Party A and Party B shall conduct friendly consultations or otherwise sign an agreement with regard to the New Value-added Services, or include the same under this Agreement for the implementation in accordance with the requirements herein.

5.	Party A's cooperation management measures, detailed rules for implementation, regulations, rules, standards and related documents as referred to in this Agreement shall be subject to the information issued or updated via Party A's Partner Relationship Management Platform ("PRM"). The foregoing documents include but without limitation to the Measures of the China Unicom for the Administration of Cooperation on Value-Added Products, the Detailed Rules for Implementation of the China Unicom for the Administration of Cooperation on Whole Network Value-Added Products, the Measures of the China Unicom for the Administration of Punishing Breaches Regarding Cooperation on Value-Added Services (For Trial Implementation), the Customer Service Standards of China Unicom, the Service Management Rules of the China Unicom, andthe Measures of the China Unicom for the Administration and Supervision of the Service Quality of Information Service Business.

6.	With a view to satisfying the requirements for China Unicom to transform its development towards mobile internet and strengthening the administration of related value-added services of the China Unicom, the China Unicom Broadband Online Ltd. Corp. (hereinafter referred to as "Broadband Company"), as a wholly-owned subsidiary of the China Unicom and under the authorization of Party A, is responsible for such work in respect of the business under this Agreement as the refinement of the policies, recruitment, business examination, contract drafting and execution, launching of business, charging and settlement, dial testing, breaches handling, categorized management, assessment and exit, and customer services, etc., and Party B agrees to such arrangement.

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Party B acknowledges that it has fully and completely read and understood the foregoing contents and all the terms and conditions of this Agreement.

Chapter 1 Whereas

1.1	Party A will provide the social public across the whole country with fixed communication and mobile communication services, domestic and international communication facilities services, satellite international private line, data communication services, network access services and various telecommunication value-added services, and system integration in respect of communication information services, etc. Additionally, Party A has its own telecommunication infrastructure network, value-added service platform, service marketing system, huge customer base, and Party A has the full rights to execute and perform this Agreement.

1.2	Party B is a service provider (SP) providing telecommunication value-added services according to law, has the qualifications for conducting the business under this Agreement, and has, by legal means, obtained the following qualification certification documents:

a.	Business License for Enterprises as Legal Persons with the number of 110108003734369;

b.	Cross-Region Telecom Value-Added Service Operation License with the number of B2-20090197; and

c.	Any other qualification certification which may certify that Party B has the qualifications and ability to carry out value-added services and any other certification documents and/or testing pass certificates satisfying related qualification conditions and access conditions, which are recognized by Party A.

1.3	Party B wishes to provide value-added services through Party A's communication network and various value-added service platforms and has the full rights to execute and perform this Agreement.

1.4	Party B's legal representative shall, in the capacity as Party B's representative, effectively executes such documents provided by Party A as the Information Safety Guarantee Liability Statement, the Anti-Commercial Bribery Guarantee Liability Statement, the Liability Statement for the Safety of Value-Added Services Channel Promotion of China Unicom, or any other documents with any other name but with similar contents, and is willing to undertake the liabilities in respect of the safety of related information in accordance with related laws and regulations.

Now therefore, the two parties, on the basis of the principle of equality and mutual benefit, the integration of complementary advantages and the focus on effectiveness and targeting at the development and enrichment of sound value-added services and the realization of win-win, execute this Agreement. Any of the parties hereto shall abide by the principle of good faith for exercising rights and performing obligations.

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Chapter 2 Basic Definitions

Unless separately defined in the provisions of this Agreement or otherwise interpreted by Party A and Party B in writing, the definitions of all the terms used in this Agreement shall be subject to those made in Appendix 1. Any other terms not specifically defined in this Agreement shall be interpreted in accordance with the laws and regulations, the rules of the related government departments and competent departments of the PRC. In the case of the absence of interpretation in the foregoing documents, such terms shall be interpreted with reference to industry practices.

Chapter 3 Business Mode

3.1	The telecom value-added services under this Agreement collectively refer to various telecom value-added services and application services provided to users through Party A's communication network (mobile network, fixed network, and data network) and various value-added service platforms and based on the cooperation with Party B on the organization of contents, service system introduction, marketing promotion, etc.

3.2	The foregoing telecom value-added services are categorized by product maturity and product platform, and the categories include but without limitation to such services as WAP, Unicom wireless data service, MMS, mobile TV, mobile newspaper, mobile network access, IPTV, broadband internet, mobile commercial applications. The product variety will be enriched from time to time with the advance of technology and business innovation.

3.3	If the foregoing telecom value-added services are categorized by coverage, Party B shall provide the value-added services within the scope of whole network or local network on the basis of the scope specified in the Telecom Value-Added Service Operation License and Party A's regulations with regard to various value-added services.

3.4	Party A may charge related users communication fees for its provision of communication network and various value-added service platforms, and Party B may charge related users information service fees for its provision of telecom value-added services, which will be calculated and collected by Party A on behalf of Party B and under the authorization of Party B.

3.5	Party A will charge Party B some fees for its provision of such services to Party B as communication network resources, platform resources, user resources, access services and fee calculation and collection services. The fees will be collected by allocating related information service fees as mutually agreed by Party A and Party B, and the specific collection method, allocation ratio, fee calculation, settlement and fee collection charge and other contents will be specified in Chapter 10 herein.

3.6	Unless otherwise agreed by the two parties, Party B will recognize Party A's change to telecom value-added services and business mode based on business development requirements and assist Party A in completing such change.

3.7	If the State issues related policies, systems or administrative orders, Party A and Party B shall implement such policies, systems or administrative orders.

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Chapter 4 Rights and Obligations of the Two Parties

Party A's rights and obligations

4.1	Party A shall, based on compensation, provide Party B with network resources, value-added service platform resources, user resources, contents information access services, and fee calculation and collection services. The fee calculation results shall be subject to the data of Party A.

4.2	Party A has the right to formulate or amend such documents as telecom value-added services rules, cooperation administration measures and detailed rules for the administration of cooperation, product quality standards and customer service standards and notify Party B of the same by appropriate means for Party B to abide by and implement. Party A will assess the services provided by Party B in accordance with the foregoing administration measures.

4.3	Party A has the right to examine Party B's qualification certificates such as operation license, credit certification, and business license for value-added service information services and value-added telecom services as well as the legal source of the information and contents provided by Party B and Party B's bank account information, and Party B has the right to examine the qualification certificates required for the normal operation of any specific value-added service.

4.4	Party A has the right to assess various telecom value-added services applied for by Party B and apply the principle of "survival of the fittest" to the services based on the assessment results, Party B's business development, credit evaluation and breach. Party A will grant award to Party B for innovative services and supervise Party B's customer service quality.

4.5	Party A has the ownership of its user resources and the right to know the users' use of the services provided by Party B. Party A has the right to require Party B to provide Party A with the personal data of users accepting Party B's telecom value-added services, business data, use record, statistics and other related information.

4.6	Party A shall provide value-added services authentication center (VAC) and Party A's VAC shall be interconnected with Party B's contents service systems, and the user data and business data in the VAC will be the basis for the confirmation of user's use of Party B's services.

4.7	Party A shall provide "cooperation partner relationship management" software, whereby the notice, announcement, service administration measures and related policies relating to cooperation will be issued to Party B, and the information in respect of the examination of the qualifications, business, contract, settlement, complaint handling relating to Party B will be generated and issued. Party A shall be responsible for the management and information update of the cooperation partner relationship management system (PRM) and guarantee the normal operation of the system.

4.8	All the information generated and issued by the PRM of Party A, unless otherwise specified, shall constitute the evidence of the communication between Party A and Party B. Moreover, the information will take effect as soon as it has reached the access point of Party B's service system. Party A may provide appropriate backup and consultation functions in the PRM, nevertheless Party A is not liable for the complete preservation and re-provision of such information.

4.9	Prior to cooperation, Party A has the right to require Party B to apply for a provisional login ID in Party A's PRM and a user name and password will be allocated to Party B for its official logging into such system after the approval by Party A of the ID.

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4.10	Party A will allocate to Party B an enterprise code as Party B's identity in Party A's fee calculation and settlement system, value-added service platform system, customer service system. Party A shall guarantee the stability of the enterprise code obtained by Party B and acknowledge that in Party A's systems such code has the same meaning with that of the name of Party B as a legal entity.

4.11	Party A has the rights to examine and test the services applied for by Party B and confirm the same in the PRMif such services pass the examination and assessment. The time of official launch of such services shall be subject to the time when Party A officially launches such services and starts to calculate fees.

4.12	Party A has the right to require Party B to provide assistance in timely handling and settling any litigation, arbitration and other dispute arising from the value-added services provided by Party B.

4.13	Party A has the rights to automatically deduct from any amounts currently payable to Party B all the costs due to such disputes as any litigation and arbitration relating to Party A and/or any of Party A's branches (including but not limited to Party A and/or any of Party A's branches as the defendant, third party or respondent) arising from Party B's business, and such costs include but without limitation to the legal costs, notarial costs, authentication costs, lawyer's fees, travel expenses, administrative penalty and all the expenses or expenditures determined or arranged in any effective judgment, ruling, reconciliation agreement, settlement agreement or any other arrangement with legally binding force incurred to Party A and/or any of Party A's branches. If the amount currently payable to Party B is insufficient for the deduction, Party A has the right to recover the balance and Party B shall pay Party A such balance within the time limit specified by Party A.

4.14	Party A and Party B may jointly carry out market promotion and publicity. If Party B's publicity and advertisement contents involve Party A's company name and other brand marks, Party B must apply to Party A in writing for prior consent and pass Party A's examination.

Party B's rights and obligations

4.15	Party B shall provide Party A with true, reliable value-added telecom service operation license, credit certification, business license, information source and bank account, and the qualification materials required for the normal operation of individual value-added services, and shall ensure that the fees for the information service it provided satisfy the related requirements of competent national price administration department.

4.16	Party B shall be responsible for the contents development, platform construction maintenance (excluding the platforms provided by Party A), market promotion and customer services.

4.17	Party B shall abide by the service rules, cooperation administration measures, the detailed rules for the implementation of cooperation administration formulated or amended by Party A and the requirements of any other service quality standards, operation maintenance specifications, customer service standards and other related documents which have been formulated or amended.

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4.18	Party B shall abide by the policies, regulations, and decrees in respect of telecom and internet issued by the State, and Party B shall guarantee that the information contents it provided will not contravene the laws, policies, or regulations in respect of information industry issued by the State and the contents of the Information Safety Guarantee Liability Statement, the Anti-Commercial Bribery Guarantee Liability Statement, the Liability Statement for the Safety of Value-Added Services Channel Promotion of China Unicom, which have been executed by Party B. Party B shall filter the information contents provided by users (including the information contents edited or uploaded by users through Party B's website), to deny any unwholesome, obscene and illegal information. If Party B violates the foregoing requirements, it shall be deemed to be a material breach.

4.19	Party B shall use the user name and password in the PRM to log in the system and use the same to realize such functions as applying for value-added services, company information maintenance, and information exchange for value-added services. Party B shall, based on actual situation, register and update its name, designated banks, account, contact person and customer service information and properly keep the contract information, settlement information and complaint and breaches punishment information generated by the PRM.

4.20	Party B shall be solely responsible for the proper preservation of the user name and password for logging in the PRM, and Party B shall not allow any third party to use such user name and password. If such user name and password is known by any other person due to any reason other than that on the part of Party A which results in the loss incurred to Party A, Party B or any third party such as any user, Party B shall solely take all the responsibilities; if Party A sustains any loss or expense due to the foregoing reason, Party A has the right to deduct corresponding amount from the amount currently payable to Party B. If such amount is insufficient to cover the loss or expense, Party A has the right to recover the balance from Party B, which shall pay the same to Party A within the time limit specified by Party A.

4.21	At the time of applying for any new services or updating existing services, Party B shall apply to Party A in writing or submit effective applications via Party A's PRM and provide all the certification documents for its qualifications to provide such services.

4.22	With regard to the value-added services provided by Party B, necessary technical testing shall be conducted prior to the official launch of such services. Within one month as of the date for the commencement of the testing period, any failure to pass the testing required by Party A due to any reason other than that on the part of Party A, the related application shall be cancelled. If Party B decides to continue to provide related services, it shall re-apply to Party A with regard to such services.

4.23	Party B shall provide Party A with the network access and authority for telecom value-added services inquiry and service unsubscribing and provide Party A with the data and reports in respect of user development, user categorization, users' consumption habits, business prospects projection upon the request of Party A. In addition, Party B shall timely provide Party A with the user data for the management of related services, to ensure the real-time update of Party A's user data bank.

4.24	During the period of cooperation, Party B shall set up an independent database for the users affiliated to Party A to separate the user database from those of any third party. Moreover, Party B neither may use various telecom value-added services of Party A, by any means or at any service level, to interconnect with any third party, nor use various service types to interconnect Party A's value-added services with any third party in any disguised form.

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4.25	Party B shall be responsible for the information contents and the safety and compliance of services it provides to users and shall ensure that the services it provides will be free of any potential for damaging Party A's communication network, the value-added service platform or any third party's interests. Party B shall undertake all the loss incurred to Party A or any third party due to its violation of the foregoing requirements. Moreover, Party B shall, by appropriate means, declare in public its responsibilities and eliminate adverse impact.

4.26	Party B shall not use any means, including but not limited to coercion, inveigling, deception and cajolery, to procure users to subscribe any services and charge related fees, or thereby cause users to undertake unnecessary extra burden.

4.27	At the time Party B provides users with value-added services, Party B shall not commit any act as listed in the "List of Breaching Acts and Breach Handling" or commit any act damaging the interests of Party A or any user.

4.28	All the taxes and fees with regard to the execution or performance of this Agreement levied by competent tax departments of China in accordance with the requirements of the laws and regulations of the PRC shall be borne and paid by Party B.

4.29	If Party B settles related information service fees with Party A in accordance with this Agreement, Party B shall, as required by Party A, provide Party A an effective invoice with the amount equal to that payable in the current period and to the satisfaction of related national requirements. If Party B fails to provide such invoice or any invoice it provided fails to satisfy related national requirements and/or Party A's requirements, Party A has the right to refuse to make payment without taking any responsibilities. And Party B shall undertake all the losses thereby incurred.

4.30	During the term of this Agreement, if there is any major change to the tax policies of the state (including but not limited to the inclusion of the China Unicom into the scope of replacement of business tax with a value-added tax), Party A has the right to require the adjustment of this Agreement. Based on the consultations and consent of the two parties, Party A and Party B may sign a written supplementary agreement with regard to related procedures, including but not limited to issue of invoice, settlement ratio for cooperation partners, settlement period, etc. If the two parties fail to reach an agreement after Party A proposes to adjust this Agreement, this Agreement shall automatically terminate.

Chapter 5 Management Mechanism

5.1	Party A will determine the access for the telecom value-added services provided by Party B by assessment. The basic conditions for access shall be as follows:

5.1.1	Party B shall have the qualifications for the provision of value-added services, including the business license for enterprises as legal persons and cross-region telecom value-added service operation license, and its qualifications shall satisfy the related requirements of the Measures for the Administration of Telecom Service Operation License, etc.

5.1.2	Party B has relatively strong strength in terms of company scale, contents or technology resources, promotional channels and operation experience.

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5.1.3	Party B shall have telecom level operation and maintenance ability and satisfy the Requirements on the Operation and Maintenance of Value-Added Service Providers of the China Unicom in such aspects as the conditions of machine room, maintenance organization, safety management, daily maintenance and administration, access method, and key indicators, including but not limited to:

(1)	Operation and maintenance management: the conditions of machine room, maintenance organization and post setup, safety management, default and system data change management, daily maintenance and management shall satisfy related requirements;

(2)	Access method: private line, VPN access;

(3)	KPI: the ratio of successful connection between Unicom wireless data service gateway and SP, wap service response time, ratio of successful access to wap service page, and equipment 7*24 hour operation reliability shall satisfy related requirements.

5.1.4	Party B has perfect, standardized customer service system, which shall specifically satisfy the requirements in respect of customer services as set forth in Chapter 9 of this Agreement.

5.2	Party A has the right to carry out assessment and exit management respectively for Party B's qualifications and the telecom value-added services provided by Party B.

5.2.1	Party A has the right to conduct assessment and management for Party B's qualifications and the qualification assessment shall be carried out on the basis of such indictors as business development, customer service quality, operation and maintenance quality, credit assessment rating. The specific requirements shall satisfy the Measures of the China Unicom for the Administration of Cooperation on Value-Added Products and those of its detailed rules for implementation. If Party B fails to satisfy the agreed standards, Party A has the right to terminate its cooperation with Party B.

5.2.2	Party A has the right to assess Party B's cooperation qualifications. If Party B fails to pass the assessment, Party A has the right to require Party B to withdraw from the cooperation. In the case, Party A, in principle, will not accept Party B's application for the qualifications for cooperation within a year.

5.2.3	Party A has the right to assess any individual service provided by Party B on a quarterly basis or annual basis. The assessment shall be carried out on the basis of such indicators as business income, number of users, business maintenance quality. Party A has the right to decide to withdraw any service which fails to satisfy agreed standards from cooperation. As to any individual services withdrawn from cooperation, Party A, in principle, will not accept any new application for such service within a year. For any individual service newly included in the cooperation, the first three months (three full months for charging fees after the launch of the service) shall be support period, during which the service will not participate in the exit assessment. As to innovative services, the support period shall be six months.

5.3	Without the prior written consent of Party A, Party B shall not transfer to any third party the services it provides. Any transfer in violation of the requirements of this Agreement will be deemed to be Party B's breach, and Party B shall undertake corresponding liabilities for the breach.

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5.4	If Party B proposes to transfer in general its rights and obligations under this Agreement to any third party which has business license and related value-added telecom service operation license or other qualifications, Party B shall, after settling all the amount payable to Party A and to the extent that there is not any unsettled breach punishment event, Party B may apply to Party A for the transfer formalities and Party A has the right to decide whether to agree to such transfer application.

5.5	Party B shall ensure that the third party as the transferee has the qualifications and ability which are equivalent to or above those of Party B for carrying out the value-added services under this Agreement and such third party shall satisfy the requirements in respect of service transfer as set forth in Party A's business standards and administrative measures. After the completion of related change, all the rights and obligations agreed under this Agreement will be undertaken by the new subject. Party B agrees that it will take joint and several liabilities with regard to the transferee's ability to perform this Agreement and any loss incurred to Party A or users due to the transferee's violation of this Agreement or related regulations and rules. The initial credit points and rating of the transferee will be the final credit points and rating of the transferor.

5.6	The transferee or transferor of the service transfer shall pay to Party A the costs incurred to Party A as a result of Party A's assistance in and cooperation on the service transfer or change (hereinafter collectively referred to as "transfer service fees"), including the costs relating to adjustment or testing of communication line, data change and customer services. Party A shall be notified in writing of the specific party, the transferor or the transferee, which will pay the costs and Party A will provide cooperation on dealing with the formalities after the receipt of the transfer service fees.

5.7	The service fee standards for whole network services shall be as follows:

(1)	As to the transfer of Unicom wireless data service, Party A will charge Party B the service fee with the amount of 100,000 yuan per service type;

(2)	For the transfer of other service type, Party A will charge Party B the service fee with the amount of 50,000 yuan per service type.

5.8	For encouraging, discovering and supporting Party B to make innovation in telecom value-added services, Party A shall attract valuable cooperation resources, create differential competitiveness and shall set up and implement an innovative business management mechanism. The innovative business shall be subject to the recognition by Party A, which includes but without limitation to the service or function, which:

1.	has creative feature and the independent IP for patent or invention.

2.	facilitates users to conduct mutual transmission and promote users to carry out self-propagation.

3.	realizes cross-platform interaction, and promote user consumption and traffic.

4.	integrates mobile network with broadband network and guidestraffic.

5.	has monopoly and scarcity in terms of contents and resources.

6.	conforms to the focus and hot points of current national policies.

7.	has innovation in terms of technology, marketing method, transmission method (e.g. SNS).

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8.	Other monopolized resources or special resources.

9.	helps to promote the brand image of China Unicom and has economic and social value.

5.9	Party A has the right to organize bidding evaluation for innovative business on a regular basis and select certain services from the services which have obtained the right of access as innovative services.

5.10	Party A shall give priority to Party B's innovative services, i.e., giving priority in handling such matters as business acceptance, examination, testing, launch of services, and designate special "cooperation partner service manager" to assist Party B in the preparation of innovative service data, service testing and other links. And Party A shall track the business acceptance at all time and provide coordination and feedback.

5.11	Party A will provide a half-year service promotion period for innovative services and set up a special zone under the column of newly launched products.

5.12	The support period granted by Party A to innovative services shall be six months, during which innovative services will not be subject to the assessment and exit mechanism. Nevertheless, the punishment of other breaches and exit mechanism will be applicable all the same.

Chapter 6 Work Interface and Maintenance

6.1	During the term of this Agreement, Party A and Party B shall take the point of junction as the boundary and respectively be responsible for the maintenance of their interfaces. The work and maintenance interface of the two parties will be shown as follows:

Schematic Diagram of the Two Parties' Maintenance Interface

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6.2	Party A's maintenance responsibilities

6.2.1	Party A shall be responsible for the maintenance of the hardware and software system affiliated to Party A's communication network and its value-added service platform.

6.2.2	Party A shall assist Party B in connecting Party B's server to Party A's gateway or server.

6.2.3	Party A shall open its technology agreement standards and interface standards relating to the value-added services to Party B.

6.2.4	Party A shall be responsible for the normal communication of the assets of Party A as indicated in the foregoing diagram and shall be responsible for the network failure of Party A due to any other reason which is not ascribable to Party B.

6.2.5	As to the data of abnormal overload or information transmission which may affect Party A's network operation safety, Party A has the right to restrict such transmission.

6.2.6	Party A has the right to control and adjust the data traffic and port of the maintenance interface of Party A, nevertheless Party A shall notify Party B of the results.

6.2.7	Party A has the right, based on requirements and during the operation of the services, to carry out necessary testing and data statistics for the services provided by Party B from time to time and may, based on the testing results, require Party B to rectify in accordance with Party A's telecom value-added service administration regulations.

6.2.8	Party A shall be responsible for the statistics of the data in respect of the unbalanced traffic used by Party B via Party A's communication channel (the unbalanced traffic data in respect of Unicom wireless data service and MMS) and provide such data to Party B in time.

6.2.9	Party A shall, prior to any suspension of transmission due to any foreseeable reason such as the commissioning, updating, disconnection, maintenance of the platforms or any other equipment of Party A or any other similar reason, notify Party B in advance within reasonable time period of the reason, time and period of the suspension. Party A will not be liable for any breach or any other responsibilities for any loss incurred or potentially incur to Party B.

6.3	Party B's maintenance liabilities

6.3.1	Party B shall be solely responsible for the construction and maintenance of its own systems, including but not limited to the installation, commissioning, opening, launch and daily maintenance of all the hardware equipment under this Agreement.

6.3.2	Party B shall be responsible for the application for, lease of and interconnection with any communication lines required under this Agreement.

6.3.3	Party B shall bear the costs for the hosting of the system required by the telecom value-added services under this Agreement to Party A's IDC machine room and the line lease costs.

6.3.4	Party B shall ensure that Party A is notified in writing five working days in advance of any system commissioning, opening and system maintenance which may affect the normal use of services by users, and specify such contents as the extent, scope, time and other contents which may affect the service. Such commissioning, opening and system maintenance may only be carried out to the extent Party A's approval is obtained. Party B shall ensure that the foregoing work will not affect the normal operation of Party A's network and take all the liabilities for any default thus caused to Party A's network system.

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6.3.5	Party B agrees to the adjustment made by Party A to data traffic for ensuring the normal operation and stability of various value-added services under emergencies.

6.3.6	Where Party B sends any data or information to Party A's communication platform, Party B shall ensure that the data traffic will not cause any damage to the safe load of network. With regard to any abnormal overload data or information transmission which may affect the safe operation of Party A's network, Party A has the right to restrict the transmission.

6.3.7	During the maintenance of all the equipment placed in Party A's IDC machine room based on hosting, Party B shall strictly abide by various machine room administration rules formulated by Party A.

6.3.8	Party B shall ensure that it will provide 7*24 hour uninterrupted system protection.

Chapter 7 Credit Evaluation

7.1	During the term of this Agreement, Party A will assess Party B's credit and good faith on the basis of such indicators as Party B's breaches in the operation of services, users' complaints, coordination, product dial and testing (on a monthly basis) and apply related requirements under this Agreement and corresponding incentive and restrictive policies based on the assessment.

7.2	Instructions regarding credit points:

Table of Credit Points Scoring Methods

Assessment factors	Specific contents	Scoring method

Breach of Agreement	General breach	Deducting 1 point per time

	Serious breach	Deducting 3 points per time

	Material breach	Deducting 5 points per time

	Warning	Deducting 1 point per time

	Settlement suspension	Deducting 3 points per time

	Suspending business for internal rectification	Deducting 5 points per time

User's complaint	In case of any corresponding penalty due to user complaint, credit points shall be deducted on the basis of breach punishment grade.	Deducting 1 to 5 points per time.

Cooperation	Provision of false qualifications and materials	Deducting 2 points per time

	Untimely update of SP service system information	Deducting 2 points per time

	Refusal for providing cooperation or having bad manners in handling complaints and breaches.	Deducting 2 points per time

	Failure to submit such important feedback documents as self-inspection and rectification reports	Deducting 2 points per time

	Failure to pay related amounts or provide invoice and/or acknowledgment slip as required	Deducting 2 points per time

	Failure to participate in any important meeting	Deducting 2 points per time

Product dial and testing	The results of product dial and testing reach no less than three times in a year on an accumulative basis.	Deducting 1 points per time

Miscellaneous	Other breach, complaints and refusal for cooperation	Deducting 1-5 points per time

Breach, user complaint and cooperation	The absence of the foregoing events which may result in deduction of points in three successive months	Adding 5 points

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Note: If the punishment of party B's breach involves more than one of the foregoing events in the single breach of agreement, its credit points shall be deducted based on the highest point among these events and the points will not be deducted on an accumulative basis. (e.g., material breach + settlement suspension, the credit points will be deducted based on the highest one, namely 5 points per time.)

7.3 Credit rating:

(1)	Description of credit rating:

➢	Range of credit points: 0-100 points.
➢	Initial credit points: 80 points, initial credit rating: good.
➢	Credit rating: there are four credit ratings: excellent, good, general and undesirable.

(2)	Description of applicable policies:

Where Party B's credit points are lower than 60, Party A has the right to terminate this Agreement and all the value-added services under this Agreement. In the case, Party A has the right to notify Party B in time by appropriate means and handle the matters in accordance with the provisions in respect of termination in this Agreement.

7.4  During the term of this Agreement, Party A will issue the credit assessment results in the PRM system. Party A will assess Party B's credit prior to the 15th day of each month (such date shall be extended in case of festival or holidays) and issue the points Party B have scored.

7.5  Party A has the right to manage Party B by categories in accordance with the Detailed Rules for Implementation of the China Unicom for the Administration of Cooperation on Whole Network Value-Added Products, and has the right to provide differentially preferential policies and resources including marketing resource, number of launched services, product price, and priority for service on the basis of the categories in which Party B belongs to.

Chapter 8 Complaints and Breach Punishments

8.1	Party A and Party B shall strictly abide by the provisions of this Agreement. If Party B fails to perform its obligations, warranties and commitment or violates the requirements of this Agreement, business standards or related administrative method, which results in damage to the interests of users or Party A or the inability to continue business, it shall constitute a breach of this Agreement.

8.2	If Party B's breach of this Agreement causes Party A to suffer adverse social impact or loss, Party A has the right to hold Party B liable, require Party B to eliminate such impact, compensate corresponding loss (including but not limited to economic loss, reputational loss), and terminate this Agreement.

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8.3	With regard to Party B's violation of value-added service subscription regulations or process and creation of irregular value-added service subscription relationship with any user, Party A will implement the breach processing operation such as "irregular subscription complaint and breach handling" and "deduction of irregular subscription complaint and breach income".

8.4	Party A will adopt the principle of "the party who handles the complaint and breach shall take the burden of proof", to maintain "fairness, impartiality and openness" and avoid subjective judgment.

8.5	Party B's breach includes but without limitation to:

●	The service information it provided is vulgar, obscene, unwholesome and violates the related requirements of the laws and regulations of the State;

●	The service information it provided contravenes laws, e.g., such information is related to feudalism, superstition, gambling, drug, gangland, arms, or hallucinogen;

●	The service information it provided involves reactionary contents;

●	Party B cajoles or coercesusers into subscribing services or subscribesany services for users without authorization by technical means; or

●	Party B tricks users into subscription or conducting any act resulting in deduction of fees by sending promotional information to group users.

8.6	Determination of breach

8.6.1	Determination of irregular subscription complaints

(I)	The determination of Party B's irregular subscription complaint shall at the same time satisfy the following conditions:

(1)	Any user lodges any complaint to object to the subscription relationship.

(2)	User's complaint involves any of the following specific complaints of the value-added services:

●	Peremptory charging of any fees;

●	Charging fees by induction;

●	Absence of second confirmation for information services;

●	Absence of notice as to charging standards for on-demand services;

●	Absence of accumulative participation and steps and notice as to charging standards;

●	Absence of charging reminder or the reminder is not clear as to voice information service; or

●	Any behavior involving cheating users.

(3)	Any act resulting in the charging fees from users.

(II)	Consulting services, absence of objection to subscription relationship, repetitive work orders and work orders due to system failure or mis-operation by users will not be included in the scope of "irregular subscription complaint".

(III)	Avoidance of repetitive handling

Multiple complaints with the same number and account period which are related to the same service shall avoid double counting.

8.6.2	Determination of other breaches

The breaches shall be rated based on the nature and influence of Party B's breaches and the extent of adverse impact on users, the China Unicom, and the society.

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8.7	Breach handling

8.7.1 Party A has the right to handle Party B's breaches in accordance with related business standards or administration measures, which includes but without limitation to service screening, service withdrawal, closing service channel, termination of the cooperation for the type of service, deduction of payment for breaches, suspension of settlement, points deduction, termination of cooperation, etc. If different measures are specified in this Agreement and the foregoing standards and other requirements for the same breach, the requirements of such standards or measures with the latest amendment shall prevail and such requirements shall be subject to the final interpretation by Party A.

8.7.2 Breach punishment on the basis of the number of complaints due to irregular subscription in ten thousand yuan proceeds

(1)	As to "irregular subscription" complaints, in accordance with the standard of "0.5 pieces of complaints per ten thousand" fees for the information service provided within the province (Note: the number of irregular subscription complaints corresponding to per ten thousand information service fee shall be no more than 0.5 pieces), for any portion exceeding such standard, the proceeds from the breaching act shall be deducted based on the formula=[number of complaints of irregular subscription for business type(piece)-0.5 (piece)/ten thousand yuan]*receivables in the current month for the type of services in respect of complaints due to breach (ten thousand yuan)*6000 yuan/piece (note: receivables in the current month for the type of services in respect of complaints due to breach refer to the total amount of information service fees receivable by Party B prior to allocation in the month of the occurrence of complaints in respect of various business types for the provincial branch company. The unit of the amount shall be "ten thousand yuan"); if the number of complaints is lower than the standard, no deduction shall be made.

(2)	With regard to the complaints from such sources as upgrading from 10015, micro-blog, the media, complaints from the Ministry of Industry and Information Technology (MIIT), users' complaint accepted and forwarded by industry and supervision department, the number of complaints from "irregular subscription" complaints shall be doubled for the number of ''irregular subscription" complaints for the provincial branch company, i.e., the number of irregular subscription complaints (piece)= any complaints other than the "complaints from such sources as upgrading from 10015, micro-blog, the media, complaints from the Ministry of Industry and Information Technology (MIIT), users' complaint accepted and forwarded by industry and supervision department" (piece)+complaints from such sources as upgrading from 10015, micro-blog, the media, complaints from the Ministry of Industry and Information Technology (MIIT), users' complaint accepted and forwarded by industry and supervision department (piece)* 2; in accordance with the standard of "0.5 pieces of complaints per ten thousand" fees for the information service provided within the province, for any portion exceeding such standard, the proceeds from the breaching act shall be deducted based on the formula=[number of complaints of irregular subscription (piece)-0.5 (piece)/ten thousand yuan]*receivables in the current month for the type of services in respect of complaints due to breach (ten thousand yuan)*6000 yuan/piece (note: receivables in the current month for the type of services in respect of complaints due to breach refer to the total amount of information service fees receivable by Party B prior to allocation in the month of the occurrence of complaints in respect of various business types for the provincial branch company. The unit of the amount shall be "ten thousand yuan"); if the number of complaints is lower than the standard, no deduction shall be made.

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(3)	As to irregular subscription complaints, whether the threshold limit is exceeded or not (the standard of 0.5 piece of complaint for per thousand yuan), further inspection shall be made. If it is determined that the cooperation partner has breached this Agreement, corresponding breach punishment grade will be granted based on the seriousness of the breach.

(4)	As to the irregular subscription complaints due to the irregularity of CP marketing, CP will be punished accordingly based on the foregoing measures.

8.8	Party A, based on the nature and influence of the breach and such factors as the extent of adverse impact on users, the China Unicom and the society, may respectively grant warning, general breach, serious breach, material breach, settlement suspension, suspending business for internal rectification or termination of cooperation. For the details see Appendix 2 List of Breaching Acts and Breach Handling.

8.9	As to Party B's breaches, corresponding breach punishment shall be carried out, in addition to the deduction of credit points based on the "credit evaluation" system in this Agreement. The detailed measures for punishment shall be as follows;

8.9.1	Warning

If Party B violates related regulations such as the business standards and cooperation administration measures of the China Unicom and the impact of the breach upon users, the China Unicom and the society is slight, a warning shall be granted and 1 credit point shall be deducted.

8.9.2	General breach

1.	Service screening: the services in respect of breach shall be screened for a month and the date of the screening shall commence as of the date at which the final examination of the breach punishment in PRM system has been passed.

2.	Payment deduction for breach: 30% of the total amount of actually received or receivable information service fees for such service types prior to allocation in the fee calculating period in which the breach period falls in (to be determined based on the settlement rules for various types of services) shall be deducted as liquidated damages.

3.	Settlement suspension: preparatory settlement with Party B will be suspended for three months and such preparatory settlement may be resumed on the basis of the actual situation of rectification and breach deductions.

4.	Points deduction: 1 credit point shall be deducted.

Party B will be notified of the foregoing breach punishment results via the PRM system.

A month as of the date of the effectiveness of the breach punishment by the China Unicom (such date is the date at which PRM system passes the final examination of breach handling) shall be Party B's rectification period, during which, the acceptance of any new application submitted by Party B for Party B's service type in respect of breach punishment will be suspended (as to the whole network of Unicom wireless data service, the closing of the business channel for the province where the breach occurred shall be no longer than a month). If Party B passes the rectification, the screening will be cancelled and the acceptance of new service application will be resumed; if Party B does not pass the rectification, the service in respect of breach will be continuously screened until the rectification satisfies related requirements.

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8.9.3	Serious breach

1.	Withdrawal of services: handling the services in respect of breach by withdrawing the same.

2.	Payment deduction for breach: 50% of the total amount of actually received or receivable information service fees for such service types prior to allocation in the fee calculating period in which the breach period falls in (to be determined based on the settlement rules for various types of services) shall be deducted as liquidated damages.

3.	Suspension of settlement: the preparatory settlement for Party B shall be suspended for three months, at the same time, the settlement of the charging period in which the breach period falls in shall be suspended, and the settlement may be resumed based on the actual situation of the rectification and the completion of payment deduction for the breach.

4.	Point deduction: 3 credit points shall be deducted.

Party B will be notified of the foregoing breach punishment results via PRM system.

Two months as of the date of the effectiveness of the breach punishment by the China Unicom (such date is the date at which PRM system passes the final examination of breach handling) shall be Party B's rectification period, during which, the acceptance of any new application submitted by Party B for Party B's service type in respect of breach punishment will be suspended (as to the whole network of Unicom wireless data service, the closing of the business channel for the province where the breach occurred shall be no longer than two months). If Party B passes the rectification, the acceptance of new service application will be resumed and related business channel will be opened; if Party B does not pass the rectification, the service in respect of breach will be continuously rectified until the rectification satisfies related requirements.

8.9.4	Material breach

1.	Termination of the cooperation on the service types in respect of breach: the cooperation on the service types in respect of breach shall be terminated.

2.	Payment deduction: 80% of the total amount of actually received or receivable information service fees for such service types prior to allocation in the fee calculating period in which the breach period falls in (to be determined based on the settlement rules for various types of services) shall be deducted as liquidated damages.

3.	Suspension of settlement: the preparatory settlement for Party B shall be suspended for three months, at the same time, the settlement of the charging period in which the breach period falls in shall be suspended, and the settlement may be resumed based on the actual situation of the rectification and the completion of payment deduction for the breach.

4.	Point deduction: 5 credit points shall be deducted.

Party B will be notified of the foregoing breach punishment results via PRM system.

Within one year as of the date of the effectiveness of the breach punishment by the China Unicom (such date is the date at which PRM system passes the final examination of breach handling), the acceptance of any new application for Party B's such service type will be suspended (as to the whole network of Unicom wireless data service, the closing of the business channel for the province where the breach occurred shall be no longer than two months).

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8.9.5	Suspension of settlement

As to Party B's violation of the business standards and cooperation administration measures and other requirements of the China Unicom, the China Unicom may suspend related settlement based on the seriousness of the case.

1.	Suspension of settlement: the settlement of the charging period in which the breach period falls in shall be suspended, and the settlement may be resumed based on the actual situation of the rectification and the completion of payment deduction for the breach.

2.	Point deduction: 3 credit points shall be deducted.

8.9.6	Suspending business for rectification

In the case of suspending business for rectification as circularized by the government, competent industry regulatory department and social service quality supervision agency due to any reason on the part of Party B, or the case of the breach regarding whole network, the China Unicom may suspend business for rectification.

1.	Service screening: all the services will be screened and all the business ports closed, until the completion of the rectification.

2.	Suspension of settlement: during the term of suspending business for rectification, the settlement for Party B will be suspended and may be resumed on the basis of the rectification.

3.	Point deduction: 5 credit points will be deducted.

During the period of suspending business for rectification, the status of each service shall be as follows:

Service type	Operation instruction for suspending business for rectification

GWAP	Contents will not be displayed and any user cannot use the service. Nevertheless, subscription relationship shall be maintained without charging fees.

Unicom wireless data service	Gateway will be closed. Nevertheless, the subscription relations shall be maintained without charging fees.

MMS	Services will not be displayed. Any user cannot use the services. . Nevertheless, the subscription relations shall be maintained without charging fees.

8.9.7	Termination of cooperation

If the breach of cooperation partner is especially serious, including but not limited to the adverse reporting by the media affiliated to the Central Government, which results in especially adverse impact due to Party B's liabilities as ascertained or Party B is judged to take criminal liabilities on the base of the national public security organ, prosecutorial or judicial organ due to Party B's illegal operation, the China Unicom may terminate cooperation.

1.	Terminating the cooperation on all service types.

2.	Payment deduction for breaches: 80% of the total amount of actually received or receivable information service fees for such service types prior to allocation in the fee calculating period in which the breach period falls in (to be determined based on the settlement rules for various types of services) shall be deducted as liquidated damages.

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3.	Suspension of settlement: the preparatory settlement for such cooperation partner shall be suspended for three months, at the same time, the settlement of the charging period in which the breach period falls in shall be suspended, and the settlement may be resumed based on the actual situation of the completion of payment deduction for the breach.

4.	Point deduction: 10 credit points will be deducted.

8.9.8	If Party A's handling of any breach involves the screening or withdrawal of various services of Party B, the specific operation method shall be implemented with reference to the requirements of Party A's related administration measures and detailed rules for implementation.

8.10	In case of sudden occurrence of large-scale complaints (subject to the standards of Party A's provincial branch company), Party A may immediately close service channel, and after Party A completes its investigation and taking evident against Party B, it may take corresponding measures based on the investigation results.

8.11	Party A and its branch companies will adopt "three-level management for breach handling" for Party B's breaches, i.e., any of the group company, provincial branch company and branch at prefecture level has the right to handle Party B's breaches. On the basis of the original authority at the level of group headquarter, provincial branch company for punishing the breach of Party B in respect of whole network value-added services, any branch at prefecture level is added. In other words, any of the group headquarters, product innovation department of provincial branch company, customer service department and branches at prefecture level has the right to handle Party B's breach of the whole network value added services.

8.11.1	The whole network breach punishment conducted by Party A includes:

1)	Party B's serious breaches forwarded by the government, industry regulatory department and social service quality agency and Party A's customer service department;

2)	If any serious breach is found during the dial and testing of Party A's products, the irregular service dial and testing occurs no less than three times in a year on an accumulative basis, rectification report is not submitted or such report fails to pass related examination which results in service screening and the screening lasts for no less than three months;

3)	If Party B's breach for the same service type is handled by Party A's branch company within the same charging period (one month), Party A has the right to impose additional punishment on Party B's breach in respect of whole network services on the basis of the points scored by Party B due to breach, the breach point scoring mechanism for Party A's branch company the Party A's additional punishment measures shall be as follows:

a)	The date of effectiveness of breach punishment imposed by Party A's branch company: the breach punishment imposed by various branch companies on Party B will take effect at the time of the pass of "final credit examination" via the PRM system in the province.

b)	Statistical period: the charging period (month) shall be the statistical period based on the records in the PRM system.

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c)	Standards for Party A's branch company to calculate points for breaches:

Table 8.1 Standards for Party A's Branch Company to Calculate Points for Breaches

Grade of breach categorized by Party A's branch company	Points calculation within related province

General	2 points

Serious	3 points

Material	5 points

d)	Corresponding grade of additional breach punishment imposed by Party A:

Table 8.2 Party A's Additional Punishment Breach Grade Corresponding to Total Points for Breach Calculated by Party A's Various Branch Companies

Total points of breach calculated by Party A's various branch companies	Corresponding grade of additional breach punishment imposed by Party A

5 points	Warning

6-8 points	General

9-14 points	Serious

15 points or above	Material

4)	After the initiation of breach punishment by branch companies, if the SP's breach is especially serious and branch companies apply to the group headquarters for the imposition of additional breach punishment regarding whole network and the application is approved after examination, whole network breach punishment may be imposed on the breaching SP.

8.11.2	As t the breach punishment imposed by Party A on Party B, Party A shall, based on the results of investigation and evidence collection, to judge and punish Party B as to its breach service, which includes but without limitation to warning, service screening, service withdrawal, closing service channel, payment deduction for breach, suspension of settlement, suspending business for rectification, termination of cooperation on the service type in respect of breach, termination of cooperation, etc.

A List of Party A's Punishment of Party B's Breaches

Breach grade	Operation and implementation unit	Operation contents by implementation unit

General	Party A	The services in respect of breach will be screened for a month and 1 credit points shall be deducted. The rectification period is 1 month, during which Party B's new application for the services in respect of breach will be suspended (as to whole network Unicom wireless data services, the period for closing the channel of the province where the breach occurs shall be no more than 1 month). If rectification satisfies related requirements, screening will be cancelled, the acceptance of new business application will be resumed, and business channel opened. If the rectification does not satisfy related requirements, the services in respect of breach will be screened continuously, until the rectification satisfies related requirements. The preparatory settlement for Party B shall be suspended for three months and the settlement may be resumed based on the actual situation of rectification and the completion of payment deduction. And 30% of the total amount of actually received or receivable information service fees for such service types prior to allocation in the fee calculating period in which the breach period falls in (to be determined based on the settlement rules for various types of services) shall be deducted as liquidated damages.

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Serious	Party A	The service in respect of breach shall be service withdrawn and 3 credit points shall be deducted. The rectification period is two months, during which Party B's new application for the services in respect of breach will be suspended (as to whole network Unicom wireless data services, the period for closing the channel of the province where the breach occurs shall be no more than two month). If rectification satisfies related requirements, the acceptance of new business application will be resumed, and business channel opened. If the rectification does not satisfy related requirements, the rectification will be continued, until the rectification satisfies related requirements. The preparatory settlement for Party B shall be suspended for three months; and at the same time, the settlement for Party B in the fee calculating period in which the breach period falls in shall be suspended and the settlement may be resumed based on the actual situation of rectification and the completion of payment deduction. And 50% of the total amount of actually received or receivable information service fees for such service types prior to allocation in the fee calculating period in which the breach period falls in (to be determined based on the settlement rules for various types of services) shall be deducted as liquidated damages.

Material	Party A	The cooperation on the service type in respect of breach shall be terminated and 5 credit points shall be deducted. The acceptance of new applications for the service type in respect of breach will be suspended for 1 year and preparatory settlement for Party B shall be suspended for three months. At the same time, the settlement for Party B in the fee calculating period in which the breach period falls in shall be suspended, and such settlement may be resumed based on the actual situation of rectification and the completion of payment deduction. And 80% of the total amount of actually received or receivable information service fees for such service types prior to allocation in the fee calculating period in which the breach period falls in (to be determined based on the settlement rules for various types of services) shall be deducted as liquidated damages.

Warning	Party A	One credit point will be deducted.

Settlement suspension	Party A	Three credit points will be deducted. At the same time, the settlement for Party B in the fee calculating period in which the breach period falls in shall be suspended, and such settlement may be resumed based on the actual situation of rectification and the completion of payment deduction.

Suspending business for rectification	Party A	All the service types will be screened and business port closed, until the completion of rectification. Five credit points will be deducted. During the period of suspending business for rectification, Party B's settlement shall be suspended and such settlement shall be resumed based on the actual situation of rectification.

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Termination of Cooperation	Party A	Ten credit points will be deducted. The preparatory settlement for Party B shall be suspended for three months At the same time, the settlement for the fee calculating period in which the breach period falls in will be suspended and the settlement may be resumed based on the completion of payment deduction. And 80% of the total amount of actually received or receivable information service fees for such service types prior to allocation in the fee calculating period in which the breach period falls in (to be determined based on the settlement rules for various types of services) shall be deducted as liquidated damages. The cooperation on all the service type shall be terminated.

8.11.3	As to the breach punishment imposed by Party A's branch company on Party B, Party A's branch company will, based on the results of investigation and evidence collection, judge and punish Party B's services in respect of breach, which includes but without limitation to warning, service screening, withdrawal of services, closing the service channel for the related province, and payment deduction for breaches.

A List of the Punishment Imposed by Party A's Branch Company on Party B's Breaches

Breach grade	Operation and implementation unit	Operation contents by implementation unit

General	Provincial branch company	Submitted to Party A's headquarters for filing. And 30% of the total amount of actually received or receivable information service fees for such service types prior to allocation in the fee calculating period in which the breach period falls in (to be determined based on the settlement rules for various types of services) shall be deducted. As to whole network Unicom wireless data services, the period for closing the channel of the province shall be no more than 1 month.

Serious	Provincial branch company	Submitted to Party A's headquarters for filing. And 50% of the total amount of actually received or receivable information service fees for such service types prior to allocation in the fee calculating period in which the breach period falls in (to be determined based on the settlement rules for various types of services) shall be deducted. As to whole network Unicom wireless data services, the period for closing the channel of the province shall be no more than 2 months.

Material	Provincial branch company	Submitted to Party A's headquarters for filing. And 80% of the total amount of actually received or receivable information service fees for such service types prior to allocation in the fee calculating period in which the breach period falls in (to be determined based on the settlement rules for various types of services) shall be deducted. As to whole network Unicom wireless data services, the period for closing the channel of the province shall be no more than 3 months.

Warning	Provincial branch company	Submitted to Party A's headquarters for filing.

Note: The breach punishment imposed on Party B by Party A's branch company at prefecture level shall be submitted to the provincial branch company by Party A's branch company at prefecture level, which shall uniformly implement the same in the PRM system.

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8.12	Party B's complaint about the breach punishment in respect of value-added services will be directly accepted by the unit implementing the breach punishment. If the complaint is directly submitted to higher authority, such complaint shall be accepted by the department next higher than unit implementing the breach punishment. Party A has the right to supervise the standardization of the breach punishment conducted by any branch company and operation center and has the final judgment over the complaint lodged by cooperation partners directly to higher authority. If Party B succeeds in complaint, the original breach punishment shall be rescinded and original deductions shall be recounted. As to Party B's complaints lodged directly to higher authority, if such complaints are dismissed for no less than three times within a year, the channel for Party B to lodge complaints directly to higher authority shall be closed.

8.13	If Party A impose any breach punishment on Party B, it shall notify Party B by due means. And unsettled information service fees shall be handled in accordance with related requirements of this Agreement.

8.14	If Party B fundamentally or materially breaches the service quality standards or user service standards set up by Party A in one or more service operations or there are any major defects in the services or contents provided to users under this Agreement, or Party B uses technological means to actively or passively participate in the activities damaging or, infringing on the interests of Party A or users, or Party B's improper operation brings any adverse social impact on Party A or users, Party A may terminate all or a part of t Party B's other services which are absence of violation/breach or even terminate this Agreement, in addition to the application of the requirements specified in this Chapter to terminate the related service.

8.15	If Party B, individually or jointly, uses technical means to intentionally damage Party A's or user's interests ornetwork safety, or Party A's business platforms/systems occur data or irregular situation due to the possible existence of the foregoing acts of Party B, Party A may suspend Party B's business in advance and notify Party B of the same. And Party B shall, within 7 working days, provide adequate evidence to explain or interpret the data or irregular situation, otherwise Party B shall be deemed to have committed any act intentionally damaging the interests of Party A or users, and Party B will be punished in accordance with the corresponding provisions of this Agreement.

Chapter 9 Customer Services

9.1	Party A will provide Party B a user service code as access code for call service for customer service complaint and consultation. Moreover, the customer service center of Party A will be responsible for the final confirmation and distribution of customer service issues. Party B's customer service personnel or customer service system must assist Party A in analyzing and handling customer-related service complaints and consultation. Party A has the right to forward to Party B any user's consultation and complaint arising from various non-network communication issues due to the services provided by Party B. And Party A will be responsible for any user's consultation and complaint due to network communication issues.

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9.2	If Party A receives any user complaints regarding the transmission of information in violation of related regulations, Party B must offer Party A the preliminary reply within two hours and ascertain the reasons within one working day. In addition, Party B shall immediately terminate the transmission of such information.

9.3	The customer service administration of Party A's value-added services shall be implemented in accordance with the related policies and regulations issued by the MIIT and the existing Customer Service Standards of China Unicom, the Service Management Rules of the China Unicom of Party A, which includes but without limitation to the Telecom Service Standards, the Notice on the Regularization of Price and Charging Behaviors of Mobile Information Service Industry, the Notice on the Implementation of the Administration and Regularization of the Special Activities Regarding the Price and Charging behaviors of Mobile Information Service Industry, and the Measures of the China United Telecommunications Corporation Limited for the Administration and Supervision of the Service Quality of Information Service Business for the time being in force, and uniform customer service telephone shall be used to provide users with such customer services, including consultation, complaint handling before, during or after the use of the services. Party B shall provide perfect and standardized customer service system in accordance with the related policies and regulations issued by the foregoing departments and Party A's existing customer service standards.

9.4	Prior to the provision of services to users, Party A and Party B shall, by appropriate means, notify users in detail of the name of the enterprise providing services, specific service name, service contents, pricing standard, customer service telephone, unsubscribing method, and other information which shall be known by users.

9.5	Both Party A and Party B shall provide customers with multiple, convenient service subscription relationship inquiry method and service unsubscribing methods. Party A and Party A's branch company shall, by technical and management means, independently realize its control and management of Party B's service subscription relationship and independently provide service inquiry and unsubscribing means.

9.6	Party A and Party B shall strictly implement the first inquiry accountability system for user's complaint and the time limit for complaint handling shall be implemented in accordance with the List of Time Limit for Handling Various Complaints among Party A's customer service administration regulations. No matter which party shall finally be responsible for the complaints, any party receiving user's complaint is liable for coordinating and proper handling user's complaints. If the issue is indeed related to the other party, such other party shall provide assistance in settling the issue.

9.7	As to the consultations or complaints which may only be settled by Party B, Party A will, by means of circulation of work orders, notify Party B to settle the complaints within specified time limit. After that, Party A shall reply to related user.

9.8	Party B shall not, on the grounds that it thinks any consultation or complaint it received is ascribable to Party A, instruct related user to directly contact Party A. If Party B thinks that the consultation or complaint it received is indeed ascribable to Party A's issue, Party B shall assist Party A in analyzing and handling the issue and contact Party A within an hour. And Party B will forward the issue to Party A, subject to Party A's confirmation.

9.9	If any of the two parties is unable to judge which party shall be responsible for the consultation or complaint it received, such party shall, within an hour, contact the other party to ascertain liabilities, so as to settle related issues as soon as possible for customers. The two parties shall not prevaricate.

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9.10	If user's complaints are due to the failure to meet the service quality promised in advance, the party which made the service quality promise shall rely to such user and settle the related complaints. The other party shall provide necessary cooperation.

9.11	As to the complaints due to service contents, pricing standards and the failure to meet promised service contents and pricing standards, if Party B is unable to provide reasonable explanations to the satisfaction of Party A and users, Party B shall immediately reduce or exempt related service fees or refund the fees, and other matters will be handled after ascertaining the related facts. During the handling of complaints, Party A shall anticipate the payment of the fees to users, and such payment may be deducted from monthly settlement. In the case, Party B shall provide cooperation. Party A has the right to recover the insufficient portion from Party B, which shall replenish the balance within the time limit specified by Party A.

9.12	If Party B withdraws from this Agreement due to poor operation or is unable to provide value-added services due to other reasons of its own, Party B shall directly provide users with proper explanations and take proper measures to handle the matters. Unless the exit mechanism under this Agreement is applied, Party B shall notify Party A in writing of the information regarding the termination of related value-added services in advance. Party A shall timely stop to act on behalf of Party B for the collection of information service fees and assist Party B in providing explanations.

9.13	Party A and Party B shall strictly abide by the related requirements of the MIIT and competent department and properly handle user's complaints and claims.

9.14	Party A will assess the customer service quality of Party B, which will be an important part for the assessment of Party B.

9.15	Party B shall accept Party A's regular, irregular service quality inspection and carry out rectifications based on the inspection. The contents of the service quality inspection includes but without limitation to the arrangement of customer service documents in respect of cooperation services, customer service hotline services, use of service products. The method of inspection includes spot inspection, outer call, and return visit to customers.

9.16	After the opening of Party B's telecom value-added services, Party B shall, in accordance with the requirements of competent departments, timely apply to the MIIT or the communication administration departments in various places for filing and dealing with other formalities (if applicable).

9.17	In case of any customer's complaints due to the unreasonable design of Party B's telecom value-added service procedures, errors in calculating fees, inconformity between actual service contents and promised contents, fees shall be refunded to customers.

9.18	Party B shall guarantee to provide 7*24 hour uninterrupted toll-free customer service telephone.

Chapter 10 Charging, Settlement and fee collection

10.1	Fee calculation

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10.1.1	The price of communication fee, traffic fee, broadband access fee and M/T will be determined by Party A. The standard of information service fee shall, in principle, be determined by Party B and subject to the approval of Party A. Any change to information service fee (including but without limitation to change to charging method) may only be implemented after Party A's confirmation. Party A shall, based on compensation, provide Party B with fee calculation and collection services, and formulate the value-added service fee calculation and settlement principle and procedures in accordance with the features of Party A's network platform and the business process of fee calculation and settlement system.

10.1.2	Where determining the price for information service, Party B may choose various fee calculation methods such as service duration, frequency, monthly package, daily package, weekly package or M/T for 3G services, or provide various charging methods for users to make choice. Party B shall notify users of the method and standard for the collection of information service fee, the time of paying fees and customer service telephone by announcement on its website, the express specification in related subscription agreement, display through mobile phone user's interface, or sending SMS.

10.1.3	Party A has the right to determine the customers of various value-added products (number segment or sub-brand) to be the effective scope of chargeable customers, and to audit the information service fees due to the irregular use of customer numbers in connection with ineffective customer numbers (including numbers with suspended services, inactive customers, etc), unopened services, etc.

10.2	Settlement

10.2.1	Various communication fees, traffic fees, and broadband access fees, M/T proceeds due to user's use of Party A's communication network shall be owned by Party A, which will not be included in the scope for settlement with Party B.

10.2.2	Party A shall settle all 2G value-added service information service fees it collected based on the principle of "preparatory settlement for receivables and final settlement for actually collected fees". The actually collected fees, after deducting refunds and compensations and the information fees for the portion exceeding 20 piece of information as specified in the service charging bills for each user who subscribed the same SP service on an hourly basis (bills with zero fees will be excluded) will be the basis for actual settlement. Such basis will be used to calculate the actual fee collection data based on the allocation rules for the information service fees agreed by Party A and Party B, which, after deducting the payment deduction for breaches, unbalanced communication fees and other fees as confirmed by the two parties, will be the actual amount payable to Party B.

10.2.3	As to fixed network, PAS and broad band application services, Party A will conduct the settlement based on the principle of deducting certain proportion of bad debts from amount receivables, and the receivables for 3G business based on M/T charging method will be settled after the deduction of 8% bad debts.

10.2.4	The allocation ratio of information service fees shall be specified in Appendix 3 by service type.

10.2.5	Fee calculation period: the statistical period for the total amount of Party B's information service fees in Party A's fee calculation system will generally be based on calendar month, from zero hour of the first day of a calendar month to the 24 hour of the last day of the same calendar month.

10.2.5.1	Procedures for settlement of 2G mobile network services: the procedures of "preparatory settlement for receivables and final settlement for actually collected fees":

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(1)	As to the information service fees incurred in the first month due to user's use of mobile value-added services in the first month, Party A shall issue to Party B the data for preparatory settlement prior to the 15th day of the next month. The preparatory settlement shall be 40% of the total amount of information service fees receivable. Party A shall, based on the change to the ratio of actual collection, have the right to adjust the ratio for preparatory settlement;

(2)	For the second and third months, users shall make payment for the fees of the months;

(3)	Party B shall provide Party A with preparatory settlement confirmation and invoice prior to the 25th day of the second month;

(4)	Party A shall pay the preparatory settlement amount to Party B's designated amount prior to the 28th day of the third month;

(5)	Party A shall issue to Party B the amount for the final settlement of the information service fees of the first month through PRM prior to the 15th day of the fourth month;

(6)	If Party B has any objections, it shall apply for account-checking prior to the 25th day of the fourth month; otherwise Party B will be deemed to have confirmed the amount and Party A will no longer accept account-checking application. After Party B submits the application, Party A shall, in principle, offer feedback within three months. The specific account-checking procedures shall be implemented in accordance with related administrative measures of Party A.

(7)	If the error between actual amount received by Party A and Party B's statistics is no more than 8%, Party A's data shall prevail; if the error is more than 8%, Party B may apply for account-checking to ascertain the reason of the error, and timely settle related issues based on actual situation. In the case Party A delayed the payment of various fees to Party B due to account-checking, Party A will not be deemed to breach its obligations for timely payment.

(8)	Party B shall send Party A the settlement confirmation and formal invoice with confirmation seals affixed thereto prior to the 25th day of the fourth month. The name and account number specified in Party B's invoice shall be consistent with those in the PRM; otherwise payment will not be made.

(9)	Party A shall, prior to the 28th day of the fifth month, pay the settlement amount, after the deduction of payment deduction for breaches, unbalanced communication fees and other fees, to the account designated by Party B.

(10)	If Party B or account-checking causes Party B fail to provide the feedback regarding settlement conformation (Party B's common seal shall be affixed thereto as required by Party A) and invoice (special seals for invoice)prior to the 25th day of the fourth month after related services are provided, Party A will delay the settlement payment in the month to be made to Party B, i.e., Party A will confirm the settlement notes via the PRM at the end of the nearest natural quarter, after Party A's receipt of Party B's settlement confirmation and invoice. Payment will be made in the next month after the confirmation. Party A's postponement in making payment due to the application of these provisions will not constitute the delayed payment under this Agreement an Party A will not undertake any responsibilities thereby caused.

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(11)	If Party B fails to provide Party A with the settlement confirmation and/or invoice within a year (commencing on the 25th day of the fourth month after the related service is provided), Party B will be deemed to have waived the right to collect such amount, and Party A is exempted from paying Party B such amount.

(12)	The information service fees for other month shall be settled based on the foregoing procedures.

10.2.5.2	Settlement procedures for 3G mobile network: based on the procedures of deducting 8% of receivables as bad debts:

(1)	For any user to use the value-added services for the first month, as to the information service fees accrued in the first month, Party A shall issue to Party B the settlement data based on Party B's settlement ratio after deducting 8% of the amount as bad debts prior to the 15th day of the second month.

(2)	If Party B has any objection, it shall apply for account-checking prior to the 25th day of the second month; otherwise, it will be deemed that Party B has confirmed and Party A may no longer accept such application for account-checking. After Party B submits such application, Party A shall, in principle, offer feedback within no more than three months, and the specific account-checking procedures shall be implemented in accordance with Party A's related administrative measures.

(3)	If the error between the statistical amount of Party A and that of Party B is no more than 8%, Party A's data shall prevail; if the error is more than 8%, Party B may apply for account-checking to ascertain the reason of the error, and timely settle related issues based on actual situation. In the case Party A delayed the payment of various fees to Party B due to account-checking, Party A will not be deemed to breach its obligations for timely payment.

(4)	In case of absence of objection, Party B shall provide Party A with feedback settlement confirmation prior to the 5th day of the third month (with Party B's common seal affixed thereto as required by Party A) and invoice (with special seal for invoice affixed thereto).

(5)	Party A shall, prior to the 28th day of the third month, pay the settlement amount, after the deduction of payment deduction for breaches, unbalanced communication fees and other fees, to the account designated by Party B.

(6)	If Party B fails to provide Party A with the settlement confirmation and/or invoice within a year (commencing on the 25th day of the second month after the related service is provided), Party B will be deemed to have waived the right to collect such amount, and Party A is exempted from paying Party B such amount.

(7)	The information service fees for other month shall be settled based on the foregoing procedures.

10.2.5.3	Settlement procedures for fixed network, PAS, broad-band value-added services: based on the method of "deducting certain ratio of bad debts from receivables".

(1)	For any user to use fixed network, PAS, broad band value-added services for the first month, as to the information service fee accrued in the first month, Party A shall, prior to the 20th day of the second month, deduct the bad debt ratio from the receivables (15% for fixed network, 10% for PAS, broad bank 10%-15%) and then issue to Party B the settlement data based on the settlement ratio for Party B.

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(2)	If Party B has any objections, it shall apply for account-checking prior to the 25th day of the second month; otherwise Party B will be deemed to have confirmed the amount and Party A will no longer to accept such application, once Party B submits any account-checking application, the time for Party A to offer feedback shall, in principle, be no more than three months. The specific account-checking procedures shall be subject to Party A's related administrative measures.

(3)	If the error between the statistical amount of Party A and that of Party B is no more than 8%, Party A's data shall prevail; if the error is more than 8%, Party B may apply for account-checking to ascertain the reason of the error, and timely settle related issues based on actual situation. In the case Party A delayed the payment of various fees to Party B due to account-checking, Party A will not be deemed to breach its obligations for timely payment.

(4)	In case of absence of objection, Party B shall provide Party A with feedback settlement confirmation prior to the 25th day of the second month (with Party B's common seal affixed thereto as required by Party A) and invoice (with special seal for invoice affixed thereto).

(5)	Party A shall, prior to the 20th day of the third month, pay the settlement amount, after the deduction of payment deduction for breaches, unbalanced communication fees and other fees, to the account designated by Party B.

(6)	The information service fees for other month shall be settled based on the foregoing procedures.

10.2.6	Party A shall, based on the allocation ratio for various value-added services, calculate and sum up the proceeds for various services payable to Party B and then deduct (or add) the expenses payable by/to Party B, to get the final amount payable to Party B for final settlement ("Settlement Information Service Fee"). The foregoing fees deductible includes but without limitation to: payment deduction for breaches, refund, compensations, main frame hosting fees and other fees deductible under this Agreement. The method for the deduction of the foregoing: if Party B's amount in the current period is insufficient for deduction, such deduction shall be made from subsequent settlement fees, and so on, until the deduction is made in full amount. If it is still insufficient for the deduction at the date of termination of this Agreement, Party A has the right to recover the insufficient portion. If it is still so, Party A has the right to recover the balance and Party B shall pay such balance within the time limit determined by Party A. If Party A and Party B agree, Party B's service proceeds and amount payable may be settled respectively and applicable to different settlement procedures.

10.2.7	If the account-checking results show that the Settlement Information Service Fee is a negative, Party B shall pay to Party A the corresponding amounts within ten working days subsequent to its receipt of Party A's notice, and Party B shall timely obtain an official invoice after making such payment. If Party B delays in making the payment, it shall pay a sum of liquidated damages to Party A with the amount of one thousandth of the amount due to Party A on a daily basis. At the same time, Party A has the right to directly deduct Party B's payables and liquidated damages from the settlementamount for the next period. If Party B's payment is delayed for sixty days, Party A has the right to terminate this Agreement at its sole discretion and hold Party B liable for related legal liabilities.

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10.2.8	Party B shall timely update such information required for making payment as bank account information recorded in the PRM. If Party A's payment is recovered by related bank due to Party B's failure to update the information required for making payment or cause any other difficulties for Party A to make payment in time, Party A will delay the payment of such amount. The time for handling the delayed payment shall be the June or December nearest to Party A's knowledge of Party B's accurate bank account. Party A will not be liable for the liabilities for breach or other responsibilities due to failure to make payment in time.

10.2.9	If Party B changes its company name, it shall notify Party A in time via the PRM or other appropriate means. As to all the amounts payable y Party A to Party B after the change of Party B's company name, whether such amounts are accrued after the change of Party B's company name, Party A shall pay such amounts to the bank account after the change to Party B's name. If Party A is unable to make payment due to Party B's failure to handle name change formalities, such situation shall be handled in accordance Article 10.2.8.

10.2.10	If Party B terminates this Agreement due to the application of the provisions herein, Party A and Party B shall settle the information service fees accrued prior to the termination. For the settlement, the settlement method, period and procedures specified in Article 10.2 herein and the provisions in respect of deduction of information service fee and liquidated damages due to breaches shall be abided by and implemented.

10.3	Fee collection

10.3.1	Information service fee shall be uniformly calculated and collected by Party A on behalf of Party B. Party B will not charge any information service fee from users. Communication fees shall be calculated by Party A and collected from users or Party B.

10.3.2	Prior to the collection of information service fees on behalf of Party B, Party A has the right to examine the fee collection items and summarized contents one by one, and Party B shall provide active cooperation. The major contents for the examination shall be: whether the contents provided by Party B violate the requirements of Article 57 and/or Article 58 of the Telecommunication Rules of the People's Republic of China and those of other related laws, regulations and policies.

10.3.3	Prior to the collection of information service fees from users by Party A, Party B shall provide related data to certify such users are using the related services based on their knowledge and voluntariness. The fees shall be collected since the actual use of the services by users (excluding monthly package); Party A and Party B shall keep the records in respect of user's subscription and use of service for no less than five months.

10.3.4	At the time Party A issues to users any bills for collecting fees, prompting words and the amount "collected on behalf of Party B" shall be specified for the portion of fees collected by Party A on behalf of Party B. Party A shall provide users with reasonable and effective methods and ways for users to inquire Party B's name, the service item, and specific amount in respect of the amount collected on behalf of Party B. If users require the provision of a detailed charging list for the fees collected on behalf of Party B, Party A and Party B shall provide users with such list for free.

10.3.5	If users have any objection to and refuse to pay the information service fee collected on behalf of Party B, Party A shall only collect the portion of fees without dispute and notify Party B in time of the related information.

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10.3.6	If users have any objection to the fees collected on behalf of Party B, and Party A and Party B is unable to provide evidence within 15 days to prove that that the fee collection is without any error, Party A shall refund users such fees at first and then make compensation in accordance with the compensation rules it has publicized. Such portion of information service fees and compensations (excluding the compensation due to Party A's liabilities) will be deducted from the allocation for Party B in the next settlement period. After that, Party B shall be responsible for proper handling of the objection with users.

10.3.7	During handling the objections, neither Party A, nor Party B shall stop or terminate any services other than the services in respect of the objection.

Chapter 11 Intellectual Property

11.1	Party B ensures that it has intellectual property or has obtained the license from related rights owners for all software and hardware and cooperation service information contents in respect of the value-added telecom services it provides, and it has not infringed upon any other person's IP such as copyright, trade mark, patent, trade secret and/or other rights. Party B shall, on its own initiative, provide Party A with related certificates of the rights. Among which, special information source services such as news, songs, weather forecast, securities information, and medical care must have the authority or license for the operation of such services, and at the same time, the source of the authority shall be specified. As to services based on the cooperation with the media, related cooperation agreement must be signed.

11.2	During the performance of this Agreement, if any third party claim against Party A with regard to the intellectual property or other rights as specified in Article 11.1, which results in dispute, controversy or other legal action, etc., upon the notice given by Party A, Party B shall, within two days, subsequent to the receipt of the notice, immediately take necessary measures to clarify facts. At the same time, Party B shall, as required by Party A, properly handle all matters in respect of such dispute, controversy or legal action independently or by assisting Party A in doing so, and indemnify Party A all the losses thereby incurred.

11.3	Party A and Party B may consult with each other to agree that Party A's company brand, customer brand, business name, trademark, mark or Logo may be labeled in the value-added services provided by Party B, nevertheless Party B shall not use the same without authorization, unless Party A's written confirmation is obtained. Party B shall not misguide users to think that any contents or services independently provided by Party B are provided by Party A or jointly provided by Party A and Party B.

11.4	During the performance of this Agreement, Party A and Party B shall not infringe upon trademarks or other intellectual property of any party or any third party. If any of the two parties infringes on the intellectual property of any other person due to its sole act, such party shall take all the responsibilities regarding infringement, indemnify the other party against all the loss thereby incurred, and eliminate any adverse social impact upon the other party.

11.5	Under any circumstances, one party may only use the materials of the other party during the term of this Agreement (including the exhibition, download, copy and distribution of such materials). Moreover, such materials shall not be used for any other contents, products or services other than for such matters in respect of promotion, marketing and distribution regarding the cooperation. And the use of such materials shall not cause any misguidance or deception.

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Chapter 12 Change to or Termination of Agreement

12.1	During the term of this Agreement, if Party A formulates or amends from time to time any business rules administration measures, quality standards and/or customer service standards regarding telecom value-added services, such standards and rules shall constitute a part of the agreement between Party A and Party B under this Agreement. If such standards, measures or rules may conflict the provisions of this Agreement, except the provisions in respect of breach punishment, such rules, measures or standards shall prevail, unless the two parties otherwise agree to apply this Agreement.

12.2	During the term of this Agreement, in case of the implementation of any national policies or adjustment of the same, which affect the agreement and description in respect of the cooperation contents between the two parties, e.g., fee calculation, settlement, etc., the two parties may sign a new agreement or a supplementary agreement for explanation and arrangement.

12.3	If any party hereto decides to change to or amend this Agreement, it must notify the other party in writing fifteen days in advance. The two parties shall, based on consultation and agreement, change or amend this Agreement in writing.

12.4	Except express stipulated in this Agreement, during the performance of this Agreement, any party hereto shall not suspend or terminate this Agreement or rescind this Agreement at its sole discretion, without the written consent of the other party.

12.5	If any party hereto is unable to carry out its operation or the telecom value-added services under this Agreement due to any party's failure to perform the obligations or responsibilities under this Agreement or serious violation of the provisions herein, the non-breaching party has the rights to claim compensation for various losses due to the breaches of the breaching party and rescind this Agreement.

12.6	If Party B is under any of the following circumstances, Party A has the right to rescind this Agreement at its sole discretion:

(1)	Transfer such resources as the numbers, junction lines or digital web sites obtained from Party A without the approval of Party A;

(2)	The area for business operation is beyond the operation area and scope as set forth in related qualification certificates and licenses;

(3)	Providing the business contents and varieties requiring qualification licenses under the circumstances of failure to obtain the qualification license issued by competent national department;

(4)	Providing false copyright or qualifications; or

(5)	Any other act of conducting operation and providing contents without authorization, without conforming to the requirements of competent departments or the agreement between the two parties.

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12.7	During the term of this Agreement, if Party B undergoes any division, consolidation, dissolution, liquidation or bankruptcy, which results in any event restricting the nature, qualifications or civil capacity of the company, Party B shall timely notify Party A in writing, and Party A has the right to terminate the performance of this Agreement. If Party B undergoes any division or consolidation, this Agreement shall be terminated correspondingly. Any company succeeding the telecom value-added services under this Agreement (or other entities) shall re-apply to Party A for the opening of services, and amend Party B's enterprise identity code and other information in Party A's service system and PRM.

12.8	In case of any change to Party B's company name, Party B shall timely go to related industrial and commercial administration department and the competent department in charge of information industry to go through the formalities in respect of company name change, to collect effective entity qualification certificates and service qualification certificates.

12.9	If Party B fails to take a copy of this Agreement with Party A's seals affixed hereto from Party A due to its own reason within one month as of the receipt of Party A's notice, i.e., the time interval between Party A's execution of this Agreement and that of Party B is no less than one month, this Agreement will not be deemed to be executed and effective, Party B's access qualifications shall be automatically canceled and its service application nullified; or if Party B, due to its own reason within one month after taking a copy of this Agreement from and executed by Party A, fails to send the copy of this Agreement executed by both Party A and Party B to Party A, this Agreement will not be deemed to be executed and effective, Party B's access qualifications shall be automatically canceled and its service application nullified.

Chapter 13 Confidentiality

13.1	The confidential information mentioned herein refers to the trade secrets (including financial secrets), know-how, trick of the trade and/or any other confidential information and data obtained, known by one party ("Receiving Party") from the other Party ("Disclosing Party") or the confidential information jointly created by the two parties during the performance of this Agreement, which is inseparable, no matter such information and data is carried by any media in any form, disclosed by the Disclosing Party in oral, written or graphic means to indicate the confidentiality of such information.

13.2	During the term of this Agreement and within five years after the termination of the same, any party shall not disclose, divulge or offer to any third party the confidential information.

13.3	Party A and Party B shall take proper measures to properly protect the confidential information provided by the other party and such measures shall be no less prudent than those taken by any party hereto to protect its own confidential information. Party A and Party B may only use the confidential information for the purpose or use under this Agreement.

13.4	The two parties ensure that such information shall only be known by their respective persons in charge of or employees related to the services. Prior to the knowledge of such confidential information by the foregoing personnel of the two parties, the two parties shall make such personnel know the confidentiality and obligations for the confidential information, and use any effective evidence to prove such personnel have undertaken the confidentiality obligations under this Agreement.

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13.5	If required, the Receiving Party shall follow the instructions of the Disclosing Party to return all the documents or other data containing confidential information to the Disclosing Party or destruct the same.

13.6	The foregoing provisions in this Chapter shall not be applicable to the following circumstances:

A.	The confidential information has been legally owned by the Receiving Party at the time of or prior to the execution of this Agreement;

B.	The confidential informationhas been made public or publicly available at the time of providing the same to Receiving Party;

C.	The confidential information known by the Receiving Party from any third party without the confidentiality and non-disclosure obligations.

D.	The confidential information is made public or publicly available, to the extent the obligations agreed in this Agreement are not contravened;

E.	The confidential information is independently developed by the Receiving Party or any of its related or affiliated companies and no benefits have been procured from the information obtained from the Disclosing Party or its related or affiliated companies; or

F.	The confidential information is disclosed by the Receiving Party as required by any competent court or other legal or administrative management department (by oral query, inquiry, required data or file, subpoena, civil or criminal investigation or other proceedings). In the case, the Receiving Party shall immediately issue a notice to the Disclosing Party and make necessary explanations.

13.7	Both Party A and Party B shall keep confidential the detailed contents of this Agreement.

13.8	The communications or documents exchanged between the two parties with regard to communication, announcement, and notice for the performance of this Agreement shall be properly kept by the two parties, which shall not be used for any purpose damaging the services conducted by the two parties. Either party hereto shall not slander the other party or make any remarks in the public which are adverse to the two parties for the purpose of attacking the other party.

Chapter 14 Force Majeure

14.1	Force majeure refers to unpredictable, unavoidable and insurmountableobjective circumstances, including such natural disaster as earthquake, landslide, subsidence, flood, typhoon, irregular astronomical phenomenon, and fire, explosion, accident, war, terrorist event, pandemic disease, damaging activities, hacker attack, network breakdown, governmental orders or any other similar or different contingent events.

14.2	In case of force majeure, which causes any party hereto is unable to perform its obligations, the two parties agree to exempt all or part of the liabilities based on the influence of the force majeure on the performance of this Agreement.

14.3	The party affected by the foregoing force majeure shall immediately notify the other party in writing of the event and offer the details of the force majeure, the reason of the inability to perform this Agreement in whole or in part or delayed performance, and the related effective certificates issued by related governmental department. Based on the impact of the event upon the performance of this Agreement, the two parties may consult with each other to continue to perform or terminate this Agreement.

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Chapter 15 Governing Law and Dispute Resolution

15.1	The laws of the People's Republic of China will be applicable to the execution, effectiveness, implementation and interpretation of this Agreement (for the purpose of this Agreement, the laws of Hong Kong, Macao and Taiwan will be excluded).

15.2	Any dispute arising from or in connection with this Agreement shall be settled by the two parties based on consultations. If such consultations fail, any party hereto may file an action before the people's court where Party A is domiciled.

Chapter 16 Miscellaneous

16.1	Assignability. All or part of the rights and obligations under this Agreement shall not be assigned, unless under the circumstances as specified in Chapter 5 of this Agreement.

16.2	The execution of this Agreement will only create agreement relationship between the two parties, and any provisions herein shall not be interpreted as:

(a)	Partnership or any other joint responsibilities have been created between the two parties hereto;

(b)	Any party is the agent of the other party (unless otherwise agreed in writing in advance); or

(c)	Any party is authorized to incur any costs or liabilities in any form to the other party (unless agreed in advance by the other party in writing).

16.3	Any party's failure or delay in exercising any rights under this Agreement will not operate as the waiver of such rights, and any party's exercise or partial exercise of such rights will not preclude it from further exercise of such rights.

16.4	The invalidity of any provisions herein will not affect the validity of any other provisions, unless otherwise provided for by laws and administrative regulation.

16.5	Unless this Agreement is terminated in advance in accordance with related requirements, the term of this Agreement shall be from [November 1, 2012]to [October 31, 2013].

16.6	Within [30] days prior to the expiry of this Agreement, Party A and Party B may consult with each other with regard to the renewal of this Agreement. If the two parties reach agreement, the two parties shall otherwise sign a written agreement. In case of special or material impact, the two parties shall consult with each other and if the two parties do not have any objections, Party A may, by issuing an announcement, to renew this Agreement. The renewal of this Agreement based on such means shall, in principle, be no more than one year.

16.7	This Agreement and its appendixes shall be executed in quadruplicate. Party A and Party B will hold two copies respectively, and each copy shall be equally valid and binding.

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Signature page (reminder of page intentionally left blank)

Party A: China Unicom

Legal representative/authorized representative:

Date: December 20, 2012

Party B: Beijing AirInbox Information Technologies Co., Ltd

Legal representative/authorized representative:

Date:

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Appendix 1 Definitions

Unless otherwise provided in this Agreement or required by the context, the following terms shall have the following meanings:

1.	SP

SP is the abbreviation of Service Provider. The term "SP" herein refers to the professional service agency providing communication and information service. SP may be network carrier, or the provision of whole network services by integrating the services of other network service providers.

The "SP" mentioned herein means various professional organizations which are willing to use Party A's communication network and value-added service platforms (mobile network, fixed network and internet) to provide various value-added services for Party A's (mobile network, fixed network and internet) users.

2.	User

Any natural person, legal person or other organization who is using the telecom terminal recognized by Party A to connect to Party A's communication network and value-added service platforms and who is willing to accept the value-added services provided by Party A and Party B.

3.	Value-added services

Generally referring to various telecom value-added services and application business provided for users based on Party A's communication network (mobile network, fixed network and data network) and various value-added service platforms, and the cooperation with Party B on such aspects as content organization, service system introduction, and marketing promotion, etc. The major service types include:

(1)	MMS: with the support of GPRS, pictures, voice and textural information are sent with WAP (wireless application protocol) as carrier, which ensures the real-time multimedia information transmission from mobile phone to mobile phone, mobile phone to internet or internet to mobile phone.

(2)	Mobile network services (2G-WAP): such services as information browse, picture, music, Download Fun, WAP PUSH, interactive application and e-commerce with 2G network and wireless application protocol.

(3)	Whole network PHS short message services: generally referring to the application services provided to users based on such information service platform as PAS, including public information services, commercial information, entertainment and chatting, etc.

(4)	WO internet portal: the broad band customer terminal and website brand launched with individuals and households as target users, to set up a broad bank world for users through the integration of broad band applications and services.

(5)	Mobile newspaper: the information transmission platform with mobile phone as the media, which provides users with news services via mobile phone. i.e., news contents of traditional media is sent to MMS mobile phones through wireless technology platform and such functions as SMS news, color pictures, animation designand WAP surfing are developed for mobile phones.

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(6)	Mobile surfing: the service sending information on network to mobile phones or other wireless communication terminals based on WAP. Through WAP, users may, at any time, use wireless communication terminal to have access to real-time information on internet or company website, to realize the wireless surfing in the real sense.

4.	Communication network and value-added service platform

For the purpose of this Agreement, communication network refers to the communication service infrastructure based on (mobile network, fixed network and data network) provided by Party A. Value-added service platform is the service platform for one or multiple value-added services on the communication network, including but without limitation to such functions as user's interface, SP interface, service management and application fee calculation.

5.	Service support system

User management and authentication, fee calculation, settlement, business operation support system (BOSS) required for the normal operation of business.

6.	Communication channel

Physical and logical connection provided for the communication between users in communication systems.

7.	Port

Interface setup for the communication connection between value-added service platform and communication network, value-added service platform and the application server provided by SP, including communication address and related parameters.

8.	Data traffic

The inflow and outflow of communication traffic through the value-added services.

9.	Testing

The testing using certain tools and methods to test the services provided by SP, including network connection testing, network consistency testing, function testing, etc., to ensure the related service satisfies the requirements for opening and operation. The time required by testing or as think necessary by Party A is the testing period.

10.	Point of junction for equipment

The point for connecting two sets of physical and logical equipment.

11.	Maintenance interface

The whole service system required for provision of services to users constitutes different parts and the maintenance responsibilities shall be undertaken by different persons responsible. Maintenance interface is where different persons responsible divide the responsibilities in respect of technology service and maintenance.

12.	System maintenance

Daily maintenance, fault maintenance, and other work required for the normal operation of service system.

13.	Gateway

It refers to the equipment providing such functions as protocolconversion and system interconnection.

14.	User subscription

It refers to user's confirmation to accept service contents and user's willingness to accept the services.

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15.	Upload short message

The short message sent by users through mobile phone to Party B's SMS gateway. The fee thus accrued is the upload communication fee, which will be collected by Party A from related users.

16.	Downlink short message

The short message sent from Party B's short message access number to user's mobile phone. Downlink short message includes short messages of PUSH category.

17.	Unbalanced communication fee

The fee accrued due to unbalanced portion of short message (number of downlink short message –number of upload short message). Unbalanced communication fee shall be collected by Party A from Party B.

18.	7*24 hour

Seven days a week and 24 hours a day, without festivals, holidays or rest day.

19.	Communication fee

The fee accrued as a result of user or SP's occupation of Party A's network resources; communication fees shall be collected by Party A from users or SP, which shall be owned by Party A.

20.	Information service fee

Information service fee is any fee other than communication fee, which arises from uers' use of SP contents and information or application services. Information service fee may be allocated by Party A and Party B based on allocation ratio. Any fee based on Party A's fee calculation system prior to the allocation by the two parties, which shall be collected from users will be called "total amount of information service fee". Based on the agreement between the two parties, the information service fee paid by Party A, after deducting certain ratio of shares and costs from the total amount of information service fee, shall be the Settlement Information Service Fee.

21.	Fee calculation period

The statistical period for the total amount of Party B's information service fees in Party A's fee calculation system will generally be based on calendar month, from zero hour of the first day of a calendar month to the 24 hour of the last day of the same calendar month.

22.	Enterprise code

The code is the abbreviation of "China Unicom Value-Added Service SP Enterprise Code", which is the sole label for the identification of Party B in Party A's system.

23.	Cooperation partner relationship management system (PRM)

The online office system set up and maintained by Party A, which is used for the connection of Party A and Party B during business development, execution of agreements, account-checking, information release and feedback and other daily work.

24.	Ranking

The rank arranged by Party A for all SPs providing value-added services which are not in the support period based on one or multiple indicators such as information service fee receipts or business volume and the sequence from high to low. If the result of total amount of SP multiplied by percentage has fractional part, the results shall be read in round figures. As to the SP whose information service fee receipts are unable to be determined due to account-checking, their ranking will be arranged based on Party A's data prior to account-checking.

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25.	Service support period

After Party B obtains the qualifications for access to whole network, if certain services pass testing for the first time, during certain period from the opening of the services for charging fees, Party A may grant certain preferential policies to Party B with regard to the ranking and exit of such services, with a view to providing Party Bwith a period of time to cultivate its business. The period is called business support period. Party A and Party B may, based on the characteristics of the value-added services they provided, choose whether to apply the business support period and specify the two parties' rights and obligations during the business support period in specific service appendixes. The support period for general service shall be three months and that for innovative business six months.

26.	Service screening

The screening of any other services other than voice information service and Unicom wireless data services refers to Party A's cancellation of Party B's business/column exhibited to users and preservation of user subscription relationship and fee calculation; the screening of voice information service refers to the interim closing of service access numbers; the screening of Unicom wireless data service refers to the preservation of user subscription relationship, with the setup of service information fee as zero.

27.	Service withdrawal

It refers to Party A's closing of Party B's business/column, cancellation of user's subscription relationship and termination of the fee calculation for such business.

28.	Withdrawal

Party A will terminate Party B's certain type of services and will not accept Party B's application for such type of services.

29.	Service types

The services which may be categorized based on their similarity in technical aspects as stipulated in Party A's service management rules, for example, "Unicom wireless data service type"

30.	Credit evaluation system

Such factors as user breach, SP breach, violation and cooperation will be used to evaluate SP credit. Based on quantization, SP credit rating will be determined, and different service development policies will be granted to SP based on the different credit ratings.

31.	Contents development

Legal technical means or scientific methods will be used to process written words, voice, pictures, videos or contents integrating the foregoing into value-added service products which may be provided to users through the value-added service platform.

32.	Value-added Service Authentication Center (VAC)

VAC is the abbreviation of value-added service authentication center, which is the authentication center of the China Unicom aiming at users, SPs and services for the provision of value-added services and the use of services.

33.	Platform construction and maintenance

It refers to the software and hardware for providing the value-added services under this Agreement and the necessary daily maintenance and fault maintenance for its normal operation.

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34.	Market promotion

The organization and implementation such market activities as the marketing and planning of value-added services.

35.	Customer service

Customer service refers to necessary services provided for the normal and reasonable use of value-added services, including but without limitation to pre-sale, interim and after-sale services such as response to consultations, complaint handling, etc.

36.	Refund and compensation

The amount as anticipated compensation paid by Party A to users due to any reason on the part of Party B. The refund and compensation will be deducted from the pre-settlement information service fees accrued as a result of Party B's services.

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Appendix 2 List of Breaching Acts and Breach Punishment

Section 1	Failure to provide free services	Breach punishment

1	Failure to make users know the specific term and conditions for users to use related services for free prior to user's use of such services at no costs.	General breach

2	During the use of free services, use technical means to link users to fee charging pages; or use technical means and violate business logic, to change the normal link of services, which result in user complaints.	General breach

3	Failure to make user know specific pricing standards prior to charging and after the expiry of the term for free use.	Serious breach

4	Failure to obtain user's subscription confirmation prior to charging and after the expiry of the term for free use, whereas services are subscribed for users	Serious breach

Section 2	Failure to provide or update product contents

5	Failure to satisfy the requirements in respect of time limit and quality specified in product specifications to provide or update product contents (once).	Warning

6	Failure to satisfy the requirements in respect of time limit and quality specified in product specifications to provide or update product contents, which results in user complaint.	General breach

7	Failure to satisfy the requirements in respect of time limit and quality specified in product specifications to provide or update product contents for two successive periods.	Serious breach

Section 3	Change to service contents without authorization

8	Service contents are adjusted to other service contents after the launching of the services, e.g., news service is adjusted to be travel service.	General breach

9	Service contents are altered or added to be obscene or unwholesome contents after the launching of the services.	Serious breach

10	Service contents are altered to be illegal, anti-revolutionary after the launching of the services, e.g., feudalistic, or involving gambling, drug, gangland, arms, hallucinogen, obscene or pornographic contents or Falun Gong.	Serious breach

Section 4	Provision of unauthorized service contents or failure to provide copyright/authorization certificate

11	The service contents provided causes private disputes due to copyright issues, but without regard to misstatement, falsification of copyright certificate or authorization certificate.	Warning

12	The service contents provided causes legal disputes due to copyright issues, but without regard to misstatement, falsification of copyright certificate or authorization certificate.	General breach

13	The service contents, related copyright/authorization provided are imperfect, which results in legal dispute.	General breach

14	Violation of national legal provisionsregarding intellectual property and provision of the contents without the authorization by related right owners.	Serious breach

15	Violation of national legal provisionsregarding intellectual property and provision of false or counterfeit copyright certificate or authorization certificates.

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Section 5	Failure to provide marketing resources

16	Failure to perform the written commitment as to marketing resources, which is made to the China Unicom, and failure to communicate with the China Unicom in advance to reach consensus as to solutions, which causes certain regional (provincial) adverse impact.	General breach

17	Failure to perform the written commitment as to marketing resources, which is made to the China Unicom, and failure to communicate with the China Unicom in advance to reach consensus as to solutions, which cause whole network adverse impact.	Serious breach

Section 6	Sublease channel or code without authorization

18	Sublease channel or code without authorization.	Serious breach

Section 7	Collection of fees in violation of related regulations

19	Collection of fees for internet website business or contents in violation of national laws or regulations or Party A's business standards	General breach

20	Collection of fees for unwholesome internet website business or contents in violation of national laws or regulations or Party A's business standards	Serious breach

21	Collection of fees for illegal, anti-revolutionary internet website business or contents in violation of national laws or regulations or Party A's business standards.	Material breach

Section 8	Change the scope and contents approved by Party A for sending information to group users without authorization

22	Change the scope and contents approved by Party A for sending information to group users without authorization	General breach

23	Change the scope and contents approved by Party A for sending information to group users without authorization, and such information contains cajoling and inductive contents.	Serious breach

24	Change the scope and contents approved by Party A for sending information to group users without authorization, and such information is change to illegal, anti-revolutionary information, e.g. feudalistic information, or information relating to gambling, drug, gangland, arms, hallucinogen, obscene or pornographic contents or Falun Gong.	Material breach

Section 9	Sending information to group users without the approval of Party A

25	Sending group users PUSH information, short message or email without the approval of Party A, and number of complaints relating to users at provincial level is less than 200 per month.	General breach

26	Sending group users PUSH information, short message or email without the approval of Party A, and number of complaints relating to users at provincial level is no less than 200, but no more than 500 per month	Serious breach

27	Sending group users PUSH information, short message or email without the approval of Party A, and number of complaints relating to users at provincial level is no less than 500 per month	Material breach

28	Sending group users PUSH information, short message or email without the approval of Party A, and the contents contain unwholesome elements.	Serious breach

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29	Sending group users PUSH information, short message or email without the approval of Party A, and the contents are illegal, anti-revolutionary, e.g., relating feudalistic elements, gambling, drug, gangland, arms, hallucinogen, obscene or pornographic contents or Falun Gong.	Material breach

Section 10	Cajoling subscription and on-demand services

30	Cajoling users into subscribing or designating services, causing fees and user complaint. The number of cajoled users at provincial level is less than 20 per month.	General breach

31	Cajoling users into subscribing or designating services, causing fees and user complaint. The number of cajoled users at provincial level is no less than 20 but no more than 200 per month.	Material breach

32	Cajoling users into subscribing or designating services, causing fees and user complaint. The number of cajoled users at provincial level is more than 200 per month.	Material breach

Section 11	Compulsory subscription and designation of services

33	Subscribing or designating services for users without authorization, however Party B has sufficient evidence to prove that such case is due to any reason beyond Party B's control or any subjective reason not on the part of Party B	General breach

34	Using technical or other means to subscribe or designate services for users without authorization, which caused users to be overcharged or erroneously charged. And the number of involved users at provincial level is less than 20 per month.	General breach

35	Using technical or other means to subscribe or designate services for users without authorization, which caused users to be overcharged or erroneously charged. And the number of involved users at provincial level is no less than 20, but no more than 200 per month.	Material breach

36	Using technical or other means to subscribe or designate services for users without authorization, which caused users to be overcharged or erroneously charged. And the number of involved users at provincial level is no less than 200 per month.	Material breach

37	Using technical or other means to subscribe or designate services for users without authorization, which caused users to be overcharged or erroneously charged with vile behavior or means, and which is exposed by the media directly under the provincial government or investigated by competent provincial department for responsibilities.	Serious breach

38	Using technical or other means to subscribe or designate services for users without authorization, which caused users to be overcharged or erroneously charged with vile behavior or means, and which is exposed by the media directly under the central government or investigated by competent national department for responsibilities.	Material breach

Section 12	Causing group complaints

39	Group complaints arise from single service due to Party B, and the number of complaints at provincial level is less than 200 per month.	General breach

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40	Group complaints arise from single service due to Party B, and the number of complaints at provincial level is no less than 200, but no more than 500 per month.	Serious breach

41	Group complaints arise from single service due to Party B, and the number of complaints at provincial level is no less than 500 per month.	Material breach

Section 13	Such service promotional channels as terminals violate related rules

42	Setting up built-in services in terminals with terminal manufacturers without authorization, which is not filed in Party A's management system.	Serious breach

43	Collecting fees without providing services through built-in mobile phone services, including but not limited to failure to provide users with services or business contents after users subscribe the same; services are unavailable and downloading failed, however fees are deducted.	Serious breach

44	Using technology means to screen the charging standard message sent by the China Unicom.	Serious breach

45	Using advertisement ally and any other channels in violation of the requirements made by other industry regulatory departments and the China Unicom to promote value-added services.	Serious breach

46	Inducing users to subscribe/designate services through mobile phone built-in value-added services, including but not limited to: direct deduction of fees for user's first click on built-in menu; or use the menu with obscene contents or inductive titles to cajole users into subscribing and designating services, to result in fee deductions.	Serious breach

47	Procuring users to subscribe/designate services by compulsory means through value-added services built in mobile phone and other terminals, including but not limited to terminal's automatic sending of subscription short message to result in fee deductions without user's knowledge and any operation.	Serious breach

48	Using porn-related unwholesome channels to promote value-added services, including but not limited to: the inclusion of porn-related and unwholesome information in service promotion channels; linking service promotion channels with illegal or law-breaking websites; collection of fees on behalf of porn-related or unwholesome websites.	Material breach

49	Conduction of service promotion through other improper means/channels.	From warning to suspending business for rectification

Section 14	Using Party A's materials without authorization

50	Using Party A's name, label and other related materials without Party A's consent.	General breach

51	Using Party A's name, label and other related materials without Party A's consent, which causes Party A to sustain adverse impact or loss.	Serious breach

Section 15	Failure to specify related information

52	Failure to notify users in detail of any of the following in the service charging standards in accordance with service management rules: Party B's company name, service name, information service fee charging standards, customer service telephone, etc (including the case the foregoing charging standards are not specified in fee deduction message for on demand services).	General breach

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53	The mobile information service requires user's multiple times of participation or interaction (award-giving competition or quiz) fails to specify the constitution of the fees for interactive services (including: upper limit of total pieces of the interactive services for a successful participation with the price of ** yuan/piece, upper limit of total amount of possible information service fees and the information excluding communication fees.	General breach

Section 16	Normal services are unavailable

54	Inability to provide users with services or user subscription relationship is canceled due to Party B's service design or system.	General breach

55	Party B is unable to provide normal services at the time user designates any services. Although information service fees are not deducted, Party B fails to send a piece of free service prompt information as required or apply to the China Unicom for service withdrawal.	General breach

56	Users are unable to unsubscribe services due to Party B's service design or system.	Serious breach

Section 17	Collecting fees without services

57	Collecting fees from users without providing services	General breach

Section 18	Network failure

58	Party B's system causes Party A's business platform or network to sustain major faults which affects a portion of Party A's regional services (provincial level) due to Party B's service system safety mechanism or service design out of Party B's ill intention or any reason which is not able to be ascribed to third party by Party B.	Material breach

59	Party B's system causes Party A's business platform or network to sustain major faults which affects Party A's whole network services due to Party B's service system safety mechanism or service design out of Party B's ill intention or any reason which is not able to be ascribed to third party by Party B.	Material breach

Section 19	Unfair competition

60	Carrying out any unfair competition, which disrupts market order.	Serious breach

61	Carrying out any unfair competition, which disrupts market order, Party A's normal operation and causes Party A to sustain economic loss.	Material breach

Section 20	Improper handling of actions or disputes

62	Any action, arbitration or other dispute arising from or in connection with Party B's services, for which Party B fails to provide proper cooperation, timely feedback, reasonable solutions or refuse to provide cooperation.	General breach

63	Any action, arbitration or other dispute arising from or in connection with Party B's services, for which Party B fails to provide proper cooperation, timely feedback, reasonable solutions or refuse to provide cooperation, which results in damage to Party A's interests or adverse impact on Party A.	Serious breach

Section 21	Failure to provide customer support or the support is inadequate

64	Party B's such information as 24-hour customer service telephone is inconsistent with that in Party A's SP service system, or such telephone is unavailable for connection or connected without response.	General breach

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65	Failure to provide corresponding customer services in accordance with agreement or service administration rules, prevaricatingto or failure to respond to Party A's customer service complaint within the time limit specified in related contract.	Serious breach

Section 22	Acts in violation of the administrative rules of the China Unicom

66	Failure to provide operation data, operation analysis, invoice or satisfy other requirements.	Warning

67	Change to information regarding customer service, fax, telephone and contact person without authorization is not filed in time or SP service, customer service or technical interface personnel is not able to be contacted due to other reasons.	General breach

68	Failure to satisfy related requirements to keep user consumption or use records for no less than five months.	General breach

69	Violation of administrative measures and confidentiality provisions of cooperation agreement.	Material breach

70	Providing falsified documents and qualification certificates at the time of applying for services.	Material breach

Section 23	Party B's violation is especially serious

71	Adverse reporting by the media directly under the central government relating to Party A, which, as ascertained, causes abominable impact due to Party B's liabilities.	Termination of cooperation.

72	Party B is investigated by any public security organ, prosecutorial or judicial organ of the State and judged to take criminal liabilities.	Termination of cooperation.

Section 24	Miscellaneous

73	Party B is subject to criticism circularized by the government, competent department and social service quality inspection agency or any punishment.	From warning to suspending business for rectification

74	Engaging in any activity damaging the interests of Party A and/or users, or provide any service contents damaging the interests of Party A and/or users.	From warning to suspending business for rectification

Note:

1.	Unless otherwise agreed in the Main Body, Appendix(es), or this list, the acts listed under the column of "breaches" include various breaches possible arise during value-added services; provided that some breaches will not be applicable to each type of value-added services due to technical or service feature.

2.	"Breach grade" is divided into general, serious, material and warning, suspension of settlement, suspending business for rectification, and termination of cooperation, corresponding to the breach punishment methods specified in the Main Body of this Agreement. The division of the breach grade will, in principle, based on the seriousness of the breaches, the loss incurred or possibly incur to Party A/or users, and the adverse impact on Party A and/or users. If breach grade fails to specify certain grade but specified the scope, for example, "from general grade to material grade", Party A may choose to apply the breach grade based on the nature of the breaches, the seriousness of the loss incurred or Party A/or users, and the adverse impact on Party A and/or users.

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3.	In addition to the application of this list, Party A may, in accordance with the Main Body of this Agreement, formulate business standards, administration measures, etc.

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Appendix 3 Allocation Ratio List

2G, PAS, fixed network and broad band services:

Service type	Settlement payment ratio Unicom: Cooperation Partner

Unicom wireless data service	20:80

MMS (excluding mobile newspaper)	15:85

Mobile internet portal (2G)	15:85

Whole network OTA services	Provincial branch company: broad band company: CP: Chinarainbow (53.2%:8.8%:30%:8%)

Whole network PHS short message services	20:80

Broad band internet portal	The allocation ratio for cooperation partner will be no more than 50%

The settlement payment ratio for the foregoing type of business will also be applicable to the same service type conducted via 3G network.

3G services

Service types		Settlement payment ratio Unicom: Cooperation Partner

Mobile TV	On demand services and downloading service (per time)	Settlement shall be made based on unit fixed costs * actual volume of use

	On demand services and downloading service (monthly package)	Settlement shall be made based on unit fixed costs (fixed costs shall, in principle, be determined based on 25% of product price)* actual subscription amount

	Live broadcast	Settlement shall be made based on unit fixed costs * actual subscription amount

	IVVR	Information service allocation: self-owned business 50:50, cooperation business 35:65

Mobile internet services (3G)	Per time/monthly package	¥ information service fee shall be settled based on 15:85

Mobile newspaper	Self-owned newspaper	Each contents module shall be settled based on certain ratio

	Cooperation newspaper	Settlement shall be based on 50:50

The foregoing service types will also be applicable to the same services conducted via 2G network.

Explanations:

1.	The receipts of communication fee and basic function fee for various services shall be owned by Party A, and will not participate into allocation.

2.	Unbalanced communication fees shall be charged for Unicom wireless data services, and the standards shall be: (piece of downlink information –piece of uplink information)*0.05 yuan/piece.

3.	Standards of unbalanced communication fee for MMS: (piece of downlink information –piece of uploaded information)*0.15 yuan/piece. At present, MMS is in the period of growth and Party A will provisionally exempt Party B from the unbalanced communication fee. The time for official charging of the same shall be subject to the notice by Party A.

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4.	Fixed-network, PAS, and broad band application services shall be settled based on the principle of deducting certain ratio of bad debts from amount receivable prior to the availability for settlement in the BOSS system, among which, the ratio of bad debts for short message value-added services for PAS will be 10%.

5.	As to whole network OTA services, cooperation platform parties participating in service operation shall participate into the settlement at the same time. Actual settlement amount shall deduct the settlement ratio for such platform parties after deducting the ratio for bad debts.

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